     Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant    _X_
Filed by a Party other than the Registrant  ___

Check the appropriate box:

___   Preliminary Proxy Statement
_X_   Definitive Proxy Statement
___   Definitive Additional Materials
___   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                     EDISON INTERNATIONAL
________________________________________________________________________
          (Name of Registrant as Specified in its Charter)

                         Kenneth S. Stewart
________________________________________________________________________
             (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

___   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), or 14a-
      6(j)(2)
___ $500 per each party to the controversy pursuant to Exchange Act rule 14a-6(i)(3).
___ Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           _____________________________________________________________

      2)   Aggregate number of securities to which transaction applies:

           _____________________________________________________________


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

           _____________________________________________________________

      4)   Proposed maximum aggregate value of transaction:

           _____________________________________________________________

      Set forth the amount on which the filing fee is calculated and state how it is determined.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

           _____________________________________________________________

      2)   Form, Schedule or Registration Statement No.:

           _____________________________________________________________

      3)   Filing Party:

           _____________________________________________________________

      4)   Date Filed:

           _____________________________________________________________

LOGO
EDISON INTERNATIONAL









              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




                                 AND



                        JOINT PROXY STATEMENT









                           ANNUAL MEETING
                           APRIL 16, 1998

LOGO
EDISON INTERNATIONAL






                                                      March 9, 1998

DEAR SHAREHOLDER:

    You are invited to attend the annual meeting of shareholders of Edison International on Thursday, April 16, 1998, at 10:00 A.M. This meeting will be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California. The accompanying Joint Proxy Statement contains information about the matters to be considered at the annual meeting by the Edison International shareholders. Edison International's Annual Report to Shareholders for 1997 is furnished with the Joint Proxy Statement.

    As discussed in the Joint Proxy Statement, two matters will be presented at the annual meeting for your consideration. The first matter on the agenda is election of the Directors who will be responsible for the direction of the affairs of Edison International until the next annual meeting and until their successors are duly elected and qualified. The second matter is the adoption of the Edison International Equity Compensation Plan.

    Your Board of Directors and Management recommend that you vote "FOR" the nominees for Directors listed in the Joint Proxy Statement, and "FOR" the Equity Compensation Plan.

    Whether or not you expect to attend the annual meeting, it is important that your shares be represented at this meeting. Accordingly, we request that you complete, sign, date and return your proxy as soon as possible, or give your proxy by telephone (if you are a registered shareholder, or a beneficial owner through the Southern California Edison Company Stock Savings Plus Plan) as described in the enclosed instruction card.

    Your continued interest in the business of Edison International is appreciated.


                               John E. Bryson
                               John E. Bryson
                        Chairman of the Board
                     and Chief Executive Officer
                              ---------
                              IMPORTANT
                              ---------

 In order to assure the presence of a quorum of shareholders at the annual meeting, please complete, sign, date and mail the enclosed proxy promptly; or give your proxy by telephone (if you are a registered shareholder, or a beneficial owner through the Southern California Edison Company Stock Savings Plus Plan) as described in the enclosed instruction card. If you submit the enclosed proxy card, please sign (do not print) your name exactly as it appears on the proxy. When signing as attorney, executor, administrator, trustee or guardian, include your full title. Please have an authorized officer whose title is indicated sign for corporations, charitable institutions and governmental units. For partnerships, have a partner sign and indicate partnership status.
LOGO
EDISON INTERNATIONAL



                      NOTICE OF ANNUAL MEETING
                     OF SHAREHOLDERS TO BE HELD
                           APRIL 16, 1998

   The annual meeting of the shareholders of Edison International will be held at 10:00 A.M. on Thursday, April 16, 1998, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, to consider and act upon the following matters as discussed in the accompanying Joint Proxy Statement, and to transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

   Item No. 1. Election of Directors - The names of the nominees for Directors intended to be presented for election are as follows:

         John E. Bryson        Ronald L. Olson
         Winston H. Chen       James M. Rosser
         Warren Christopher    E. L. Shannon, Jr.
         Stephen E. Frank      Robert H. Smith
         Joan C. Hanley        Thomas C. Sutton
         Carl F. Huntsinger    Daniel M. Tellep
         Charles D. Miller     James D. Watkins
         Luis G. Nogales       Edward Zapanta;

   Item No. 2. Adoption of the Edison International Equity Compensation
Plan.

   Shareholders of record at the close of business on March 2, 1998, are entitled to notice of and to vote at this annual meeting. The following individuals will be admitted to the meeting:

   1. Shareholders of record, and their spouses;

   2. Individuals holding written proxies executed by shareholders of record on the record date;

   3. Shareholders who provide written verification from their brokerage firm that they owned stock held in the name of the brokerage firm (that is, stock held in so-called "street name") on the record date, and their spouses; and

   4. Other individuals with the approval of the Secretary of Edison International.

Dated March 9, 1998.

                    For the Board of Directors,



                    BEVERLY P. RYDER
                    BEVERLY P. RYDER, Secretary
PAGE

                        EDISON INTERNATIONAL
                 SOUTHERN CALIFORNIA EDISON COMPANY


                        JOINT PROXY STATEMENT


INTRODUCTION

   This Joint Proxy Statement is provided to the shareholders of Edison International and Southern California Edison Company ("SCE") in connection with their annual meetings of shareholders and any adjournments or postponements thereof. The annual meetings are scheduled to be held at 10:00 A.M., Pacific Time, on Thursday, April 16, 1998, at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California. The Edison International and SCE annual meetings will be held in conjunction with each other at the same time and location.

GENERAL INFORMATION

Solicitation of Proxies

   The Boards of Directors of Edison International and SCE are soliciting proxies for use at their annual meetings, and forms of proxy are being provided with this Joint Proxy Statement. This Joint Proxy Statement, the enclosed forms of proxy and the respective Annual Reports to Shareholders for 1997 are being distributed together beginning March 9, 1998, to shareholders of Edison International and SCE.

   The costs of solicitations of proxies will be borne by Edison International and SCE. Directors, officers and other employees of Edison International and/or SCE may, without additional compensation (except for customary overtime pay, when applicable), solicit proxies by mail, in person or by telecommunication. Brokers, fiduciaries, custodians and other nominees (collectively, "street name shareholders") will be reimbursed for reasonable out-of-pocket expenses incurred in sending this Joint Proxy Statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Edison International and SCE stock. In addition, D.F. King & Co., Inc. (1-800-207-3158) will assist Edison International and SCE in the solicitation of proxies from "street name shareholders" and registered shareholders for an aggregate fee estimated not to exceed $15,000 plus reasonable out-of-pocket expenses.

Record Date and Voting Securities

   The Boards of Directors of Edison International and SCE have fixed the close of business on March 2, 1998, as the record date for the determination of holders of Edison International and SCE voting securities entitled to notice of and to vote at their respective annual meetings.
As of February 25, 1998 (the most recent date information was available), there were 370,216,697 shares of Common Stock, without par value, of Edison International ("Edison International Common Stock"), outstanding and entitled to vote. As of March 2, 1998, there were 434,888,104 shares of Common Stock, without par value, of SCE ("SCE Common Stock"), 7,350,198 shares of Cumulative Preferred Stock, $25 par value, of SCE ("SCE Cumulative Preferred Stock"), and 2,75"0,000 shares of $100 Cumulative Preferred Stock, $100 par value, of SCE ("SCE $100 Cumulative Preferred Stock"), outstanding and entitled to vote.

Voting Rights

   Each share of Edison International Common Stock is entitled to one vote on each item of Edison International business. Each share of SCE Cumulative Preferred Stock is entitled to six votes, each share of SCE $100 Cumulative Preferred Stock is entitled to two votes and each share of SCE Common Stock is entitled to one vote, on each item of SCE business. Shares represented in person or by executed written proxies or by properly completed telephone calls received by Edison International or SCE, respectively, prior to their annual meetings will be counted for purposes of establishing a quorum. For purposes of establishing a quorum to elect the Directors, abstentions and broker nonvotes (when a broker votes on certain matters pursuant to discretionary authority or instructions but does not vote on other matters due to a lack of instructions or failure to exercise discretionary authority) are counted as represented shares. For purposes of establishing a quorum to approve the Edison International Equity Compensation Plan, abstentions are counted as represented shares, but broker nonvotes on the Plan are not counted as represented shares.

   Proxies to vote shares can be given by signing, dating and returning the enclosed proxy card, or by telephone [if a registered shareholder, or a beneficial owner of Edison International Common Stock through an employee benefit plan known as the Stock Savings Plus Plan ("SSPP")] by entering your own unique control number shown on the enclosed instruction card. Owners of shares who hold the stock of record in their names rather than in "street name" are registered shareholders. Under California law, a proxy may be transmitted by an oral telephonic transmission if submitted with information from which it may be determined that the proxy was authorized by the shareholder, or his or her attorney in fact. Harris Trust & Savings Bank, the inspector of election for the annual shareholders' meetings of Edison International and SCE, will tabulate proxies received by the proxy card and by telephone. To protect the confidentiality of votes cast under the SSPP, Edison International will not have access to proxy cards and certain records for proxies granted by telephone, and voting results will only be reported in the aggregate.

   The vote required to elect the Directors and the method used to tabulate that vote is described under "Item No. 1 -- Election of Directors of Edison International and SCE -- Nominees for Election as Directors". The vote required of the Edison International shareholders to approve the Edison International Equity Compensation Plan and the method used to tabulate that vote is described under "Item No. 2 -- Adoption of Edison International Equity Compensation Plan--Recommendation of Your Board of Directors 'For' this Proposal". The proxy card and use of the telephone authorization procedures give authority to vote your shares on any other matter that may be presented at the meeting.

   Any Edison International or SCE shareholder who executes and returns a proxy, or properly gives a proxy by telephone, has the power to revoke that proxy at any time before it is voted by filing, with the Secretary of Edison International or SCE, at 2244 Walnut Grove Avenue, P.O. Box 800, Rosemead, California 91770 (the mailing address of the principal executive offices), written notice of such revocation or a duly executed proxy bearing a later date, by repeating the telephone voting procedures, or by attending and voting in person at the annual meetings. Attendance at the annual meetings will not by itself constitute revocation of a proxy.

   Attendance at the annual meetings is limited to those individuals described in the letter from the Secretary at the front of this Joint Proxy Statement. A shareholder of Edison International and/or SCE that is a corporation, partnership, association or other organization or entity will be limited to three authorized representatives at the annual meetings.

   The Edison International Board and the SCE Board respectively recommend the election of their nominees for Directors presented in this Joint Proxy Statement.

   The Edison International Board approved the Edison International Equity Compensation Plan and recommends that the Edison International shareholders vote FOR adoption of the Plan. This matter is to be voted on by the Edison International shareholders only.

Item No. 1 -- ELECTION OF DIRECTORS OF EDISON INTERNATIONAL AND SCE

Nominees for Election as Directors

   Sixteen Directors are to be elected to the Edison International and SCE Boards to hold office until the next annual meetings and until their successors are elected and qualified. This reflects a reduction in the size of the Boards due to the impending retirement of two directors. The sixteen Edison International nominees for Directors and the sixteen SCE nominees for Directors receiving the highest number of affirmative votes shall be elected to the Edison International Board and SCE Board, respectively. Unless authority to vote is withheld or another contrary instruction is indicated, signed and telephoned proxies (completed by entering your unique control number) received will be voted for the election of the Edison International and SCE Boards' nominees for Directors. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a Director, and the size of the Edison International and SCE Boards is not reduced accordingly, the proxyholders named in the enclosed proxy will vote for substitute nominees at their discretion. Votes cast against a Director, abstentions and votes withheld (including broker nonvotes) have no legal effect. The nominees for Directors of Edison International and SCE are the same. A brief biography of each nominee is presented below.

JOHN E. BRYSON, Chairman of the Board and Chief Executive Officer of Edison International and SCE, has been a Director of Edison International and SCE since 1990. Mr. Bryson joined SCE in 1984. He was elected Executive Vice President and Chief Financial Officer of SCE in 1985, and was elected to his present positions in 1990. Immediately prior to joining SCE, Mr. Bryson was a partner in the law firm of Morrison & Foerster. He served as President of the California Public Utilities Commission from 1979 to 1982, and earlier served as Chairman of the California State Water Resources Control Board. He is a Director of The Boeing Company, The Times Mirror Company, H. F. Ahmanson & Company, and the Council on Foreign Relations, and a Trustee of Stanford University. He is a graduate of Stanford University and Yale Law School. Age 54.

Member of the executive committees of Edison International and SCE.

WINSTON H. CHEN, Chairman of Paramitas Foundation, a non-profit charitable corporation, and Chairman of Paramitas Investment Corporation since 1994, has been a Director of Edison International and SCE since 1995. Mr. Chen was Chairman of the Board of Solectron Corporation, an electronic manufacturing service company in Milpitas, California, until 1994. He joined Solectron in 1978 as President and was elected Chief Executive Officer in 1984 and Chairman of the Board in 1990. Solectron won the Malcolm Baldridge National Quality Award in 1991 and 1997, and was awarded the Governor's Golden State Quality Award in 1994. He is a Director of Intel Corporation and Solectron Corporation and a Trustee of Stanford University and Santa Clara University. He received his M.S. and Ph.D. degrees from Harvard University. Age 56.

Member of the audit and the finance committees of Edison International and SCE.

WARREN CHRISTOPHER, former Chairman and current Senior Partner of the law firm of O'Melveny & Myers, was a Director of SCE from August 1971 through January 1977, from June 1981 through January 1993, and from May 1997 to date. He has been a Director of Edison International from April 1988 through January 1993 and from May 1997 to date. Mr. Christopher first joined O'Melveny & Myers in 1950 following service as a law clerk to United States Supreme Court Justice William O. Douglas. He has been connected with the firm since 1950, except for intervening periods in which he provided distinguished service to the government of the United States. Mr. Christopher served The United States Government as Deputy Attorney General from June 1967 to June 1969, as Deputy Secretary of State from February 1977 to January 1981, and as 63rd Secretary of State from January 1993 to January 1997. He is a graduate of the University of Southern California and Stanford Law School. Age 72.

Member of the executive (Chair) and the finance committees of Edison International and SCE.

STEPHEN E. FRANK, President and Chief Operating Officer of SCE, has been a Director of Edison International and SCE since 1995. Mr. Frank joined SCE in 1995, after serving five years as President and Chief Operating Officer of Florida Power and Light Company. Prior to 1990, Mr. Frank was Executive Vice President and Chief Financial Officer of TRW, Inc. From 1984 to 1988, he worked at GTE Corporation as Vice President,

Controller and Treasurer. In addition, Mr. Frank held numerous financial and sales management positions with U.S. Steel Corp., ending his career there as general manager of sales. He is a Director of Washington Mutual, Inc. and UNOVA, Inc. He is a graduate of Dartmouth College and received his MBA degree from the University of Michigan. Age 56.

JOAN C. HANLEY, General Partner of Miramonte Vineyards, has been a Director of SCE since 1980 and a Director of Edison International since 1988. Mrs. Hanley has served as General Partner and Manager of Miramonte Vineyards since 1973. She was a Public Affairs Consultant for Monaghan Company-Long Point (a land development company) during 1990 and 1991.
She is a Director of the California Agricultural Education Foundation, Harbor-UCLA Research and Education Institute and a Trustee of Pomona College. Mrs. Hanley is a graduate of the University of Washington. Age 65.

Member of the audit and the nominating (Chair) committees of Edison International and SCE.

CARL F. HUNTSINGER, General Partner of DAE Limited Partnership, Ltd. (agricultural management), has been a Director of SCE since 1983 and a Director of Edison International since 1988. Mr. Huntsinger has held his present position at DAE Limited Partnership, Ltd., since the dissolution of DAE Holding, Inc., in 1986, after having served as President, Chief Executive Officer and Director of DAE Holding since 1979. He served as President of Vetco International (equipment supplier to offshore oil/gas industry) from 1968 to 1974. Mr. Huntsinger is a graduate of the Massachusetts Institute of Technology. Age 68.

Member of the audit and the executive committees of Edison International and SCE.

CHARLES D. MILLER, Chairman of the Board and Chief Executive Officer of Avery Dennison Corporation (manufacturer of self-adhesive products), formerly Avery International Corporation, has been a Director of SCE since 1987 and a Director of Edison International since 1988. Mr. Miller joined Avery Dennison in 1964 and was elected President and Chief Operating Officer in 1975, President and Chief Executive Officer in 1977, and to his present position in 1983. He has been a Director of Avery Dennison since 1975. He is a member of the Board of Directors of the Amateur Athletic Foundation of Los Angeles, Kids in Sports, L.A. Sports Council, Nationwide Health Properties, and Pacific Life Insurance Company and a Trustee of Johns Hopkins University and Occidental College. Mr. Miller serves as Chairman of the Board of United Way of Greater Los Angeles. He is a member of the Advisory Board of Korn/Ferry International, the California Business Roundtable, and the Los Angeles Business Advisors. He is a graduate of Johns Hopkins University. Age 70.

Member of the audit and the compensation and executive personnel (Chair) committees of Edison International and SCE.

LUIS G. NOGALES, President of Nogales Partners (media acquisition firm), has been a Director of Edison International and SCE since 1993. Mr. Nogales joined his present company in 1990, and was formerly President of Univision (Spanish language television network) from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a Director of Adolph Coors Company and Kaufman and Broad Home Corporation, a Trustee of The Ford Foundation and a former Trustee of Stanford University. He is a graduate of San Diego State University and Stanford Law School. Age 54.

Member of the compensation and executive personnel and the finance committees of Edison International and SCE.

RONALD L. OLSON, Senior Partner of the law firm of Munger, Tolles and Olson, has been a Director of Edison International and SCE since 1995. Mr. Olson joined Munger, Tolles and Olson in 1968 after serving as a law clerk to United States Court of Appeals Judge David L. Bazelon. He is a Director of Berkshire Hathaway, Inc., Pacific American Income Shares, Inc., and Western Asset Trust, Inc. Mr. Olson also serves as a director of several non-profit organizations, including the Claremont University Center and Graduate School, Rand Corporation, and the Skid Row Housing Trust. Mr. Olson is a graduate of Drake University and University of Michigan Law School and holds a Diploma in Law from Oxford University. Age 56.

Member of the finance and the nominating committees of Edison
International and SCE.

JAMES M. ROSSER, President of California State University, Los Angeles ("CSULA"), has been a Director of SCE since 1985 and a Director of Edison International since 1988. Dr. Rosser has held his present position at CSULA since 1979 following service as Vice Chancellor of the Department of Higher Education for the State of New Jersey from 1974 to 1979 and as Associate Vice Chancellor for Academic Affairs at the University of Kansas from 1970 to 1974. He is a Director of Fedco, Inc., Sanwa Bank California, Americans for the Arts, and the Los Angeles Philharmonic Association. In addition, he is immediate-past Chair of the National Science Foundation Directorate for Education and Human Resources Advisory Committee, a Member and Board Secretary of the Los Angeles Annenberg Metropolitan Project, and a Board Member of the Woodrow Wilson National Fellowship Foundation. Dr. Rosser holds three degrees from Southern Illinois University. Age 58.

Member of the finance and the nominating committees of Edison
International and SCE.

E. L. SHANNON, JR., Retired Chairman of the Board of Santa Fe International Corporation, has been a Director of SCE since 1977 and a Director of Edison International since 1988. Mr. Shannon joined Santa Fe International Corporation in 1953, was elected President and Chief Executive Officer in 1962, and served as chief executive until his retirement in 1991. He served as non-executive Chairman until 1993. He is currently engaged in investing and ranching. Mr. Shannon is a Director of Key Technology. He is a graduate of the University of California at Berkeley. Age 71.

Member of the executive and the finance (Chair) committees of Edison International and SCE.

ROBERT H. SMITH, Managing Director of Smith & Crowley, Inc. (merchant banking) since 1992, has been a Director of SCE since 1987 and a Director of Edison International since 1988. Mr. Smith was Chairman of the Board and Chief Executive Officer of Security Pacific Corporation until 1992.
He joined Security Pacific National Bank in 1961, and was elected Executive Vice President in 1980, Vice Chairman of Security Pacific Corporation and Security Pacific National Bank in 1984, President, Chief Executive Officer and Director of Security Pacific National Bank in 1987, President and Chief Executive Officer of Security Pacific Corporation in 1990, and assumed his former positions at Security Pacific Corporation in 1991. He is Chairman of the Board of Marine National Bank, a Director of the J. G. Boswell Company, Oasis Residential, Inc., and Pinkerton, Inc., and a Trustee of Santa Clara University and the University of Southern California. He is a graduate of the University of Southern California and holds a Law Degree from Van Norman University. Age 62.

Member of the executive and the nominating committees of Edison
International and SCE.

THOMAS C. SUTTON, Chairman of the Board and Chief Executive Officer of Pacific Life Insurance Company, has been a Director of Edison International and SCE since 1995. Mr. Sutton joined Pacific Life in 1965 and was elected President in 1987. He was elected to his present position in 1990. He is a Director of Newhall Land & Farming Company, The Irvine Company, and PIMCO Advisors, L.P. He is also past Chairman of Health Insurance Association of America, immediate-past Chairman of the American Council of Life Insurance and a Director of the Orange County Performing
Arts Center.   Mr. Sutton is a graduate of the University of Toronto.
Age 55.

Member of the audit and the compensation and executive personnel committees of Edison International and SCE.

DANIEL M. TELLEP, Retired Chairman of the Board of Lockheed Martin Corporation (aerospace industry), has been a Director of Edison International and SCE since 1992. Mr. Tellep joined Lockheed Missiles & Space Company ("LMSC"), a wholly-owned subsidiary of Lockheed Corporation, in 1955. He was elected President of LMSC in 1984, Group President of Lockheed Missiles and Space Systems, another subsidiary of Lockheed Corporation, in 1986, a Director of Lockheed Corporation in 1987, and President of Lockheed Corporation in 1988. Mr. Tellep was elected Chairman and Chief Executive Officer in 1989. In 1995, he was elected Chairman and Chief Executive Officer of Lockheed Martin Corporation, a position he held until December 31, 1995. He continued to serve as Chairman of Lockheed Martin Corporation until his retirement on December 31, 1996. He is a Director of Lockheed Martin Corporation and Wells Fargo Bank, N.A. He holds two degrees from the University of California at Berkeley and has completed studies at Harvard University. Age 66.

Member of the audit (Chair) and the compensation and executive personnel committees of Edison International and SCE.

JAMES D. WATKINS (Admiral USN, Retired), President of Joint Oceanographic Institutions, Inc., and President of Consortium for Oceanographic Research and Education (two non-profit consortia that manage academic research projects) since 1993, has been a Director of Edison International and SCE since 1993. Admiral Watkins was Secretary of Energy of the United States from 1989 to 1993. Prior to his appointment as Secretary of Energy, the Admiral served as Director of Philadelphia Electric Company and VESTAR, Inc. (a pharmaceutical company), and was a consultant to the Carnegie Corporation of New York. From 1982 to 1986, he served as the Chief of Naval Operations, capping a career spanning nearly four decades. He was also appointed to chair the Presidential Commission on AIDS from 1987 to 1988. He is a Trustee of the Carnegie Corporation of New York, a Director of International Technology Corporation and GTS-Duratek, and a member of the Scientific Advisory Board of Eurotech, Ltd. The Admiral is a graduate of the United States Naval Academy, the United States Naval Postgraduate School, and the Oak Ridge National Laboratory. Age 71.

Member of the audit and the finance committees of Edison International and SCE.

EDWARD ZAPANTA, a private practice physician providing neurosurgical care in the Los Angeles and Monterey Park communities since 1970, has been a Director of SCE since 1984 and a Director of Edison International since 1988. Dr. Zapanta is a Senior Medical Director with HEALTHCARE Partners Medical Group (a managed care medical group), and a clinical professor of surgery and neurological surgery at the University of Southern California. He is a Director of The Times Mirror Company and The James Irvine Foundation, and a Trustee of the University of Southern California. He attended the University of California at Los Angeles and is a graduate of the University of Southern California School of Medicine. Age 59.

Member of the audit and the executive committees of Edison International and SCE.

Stock Ownership of Directors and Executive Officers of Edison
International and SCE

   The following table presents certain information as of December 31, 1997, except as otherwise noted, regarding the equity securities of Edison International, SCE and Mission Capital, L.P., an affiliate of Edison Mission Energy (an indirect, nonutility subsidiary of Edison International), beneficially owned by the Directors, the Executive Officers named in the "Summary Compensation Table" below under "Executive Compensation Table -- Edison International and SCE," and the Directors and Executive Officers of Edison International and SCE as separate groups.
The table includes shares with respect to which the right exists to acquire beneficial ownership on or before March 1, 1998, through the exercise of options granted under an employee benefit plan known as the Edison International Officer Long-Term Incentive Compensation Plan effective April 16, 1992, or a predecessor plan (the "Incentive Plan"):

                                                                       Amount and Nature
                                          Company and                    of Beneficial
               Name                     Class of Stock                 Ownership (2)(3)
               ----                     --------------                -------------------
John E. Bryson                     Edison International Common Stock          504,128(3)
Winston H. Chen                    Edison International Common Stock           11,200
Warren Christoper                  Edison International Common Stock            1,509(4)
Bryant C. Danner                   Edison International Common Stock          140,030(5)
Alan J. Fohrer                     Edison International Common Stock          143,239(6)
Stephen E. Frank                   Edison International Common Stock          143,534(7)
Camilla C. Frost                   Edison International Common Stock            3,200
Joan C. Hanley                     Edison International Common Stock            8,505(4)
Carl F. Huntsinger                 Edison International Common Stock            6,548
Thomas R. McDaniel                 Edison International Common Stock           67,181(8)
Charles D. Miller                  Edison International Common Stock            7,532(9)
Edward R. Muller                   Edison International Common Stock           56,200(10)
                                   Mission Capital MIPS                         2,198(11)
Luis G. Nogales                    Edison International Common Stock            1,691
Ronald L. Olson                    Edison International Common Stock            2,246(4)
J. J. Pinola                       Edison International Common Stock            4,717(9)
Harold B. Ray                      Edison International Common Stock          117,955(12)
James M. Rosser                    Edison International Common Stock            4,200(4)
E. L. Shannon, Jr.                 Edison International Common Stock           17,910(9)
Robert H. Smith                    Edison International Common Stock            6,619(13)
Thomas C. Sutton                   Edison International Common Stock            7,588(4)
Daniel M. Tellep                   Edison International Common Stock            5,325(4)
James D. Watkins                   Edison International Common Stock            2,038
Edward Zapanta                     Edison International Common Stock           10,135
All Directors and Executive
Officers of Edison International
as a group (51 individuals)        Edison International Common Stock         1,774,278(14)
                                   Mission Capital MIPS                         2,080(11)
All Directors and Executive
Officers of SCE as a group
(38 individuals)                   Edison International Common Stock         1,522,518(15)

____________
(1) Unless otherwise indicated, shares are held with sole voting and investment power.

(2) No Director owns, no named Executive Officer owns, nor do the Directors and Executive Officers of Edison International or SCE as a group own in excess of 1% of the outstanding shares of (i) Edison International Common Stock, or (ii) any other class of Edison International's, SCE's or Mission Capital, L.P.'s outstanding equity securities.

(3) Includes 6,000 shares held as trustee with shared voting and sole investment power, 6,000 shares held as co-trustee and co-beneficiary of trust with shared voting and investment power, 13,997 shares credited under an employee benefit plan known as the SSPP and 477,801 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan. SSPP shares for which instructions are not received may be voted by the SSPP Trustee in its discretion.

(4) Shares held as co-trustee and co-beneficiary of trust with shared voting and investment power.

(5) Includes 1,829 shares credited to the SSPP and 136,201 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(6) Includes 12,238 shares credited to the SSPP and 130,501 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(7) Includes 138,534 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(8) Includes 4,903 shares credited to the SSPP and 60,800 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(9)  Shares held as trustee with shared voting and sole investment power.

(10) Includes 54,400 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(11) Monthly Income Preferred Securities ("MIPS") issued by Mission Capital, L.P. Includes 8 shares held as co-trustee of trust with shared voting and investment power.

(12) Includes 2,154 shares credited to the SSPP and 115,801 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

(13) Includes 2,400 shares held as co-trustee and co-beneficiary of trust with shared voting and investment power.

(14) Includes 37,773 shares held as co-trustee and co-beneficiary of trust with shared voting and investment power, 36,159 shares held in trustee accounts with shared voting and sole investment power, 81,539 shares credited to participants under the SSPP and 1,560,645 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan. The Edison International Executive Officers include all of the SCE Executive Officers. Therefore, the share ownership balances are inclusive of the information shown in footnote (15) below.

(15) Includes 37,773 shares held as co-trustee and co-beneficiary of trust with shared voting and investment power, 36,159 shares held in trustee accounts with shared voting and sole investment power, 61,909 shares credited to participants under the SSPP, and 1,336,793 shares with respect to which the right exists to acquire beneficial ownership through the exercise of options granted under the Incentive Plan.

Executive Compensation Table - Edison International and SCE

     The following table presents certain information regarding compensation of (i) the Chief Executive Officer of Edison International and SCE ("CEO"), and (ii) the four most highly compensated Executive Officers of Edison International and SCE, respectively, other than the CEO (together with the CEO, the "Named Officers"), for services rendered in all capacities to Edison International, SCE, and/or other Edison International subsidiaries during 1995, 1996 and 1997.

                    SUMMARY COMPENSATION TABLE(1)

                                            Long-Term Compensation
                                            ----------------------
                         Annual Compensation     Awards    Payouts
                         -------------------     ------    -------
    (a)                       (b)      (c)       (d)       (e)        (f)        (g)          (h)          (i)
                                                         Other        Re-      Securities                 All
  Name                                                   Annual     stricted   Underlying                Other
   and                                                  Compen-     Stock     Options/        LTIP       Compen-
Principal                             Salary    Bonus    sation     Award(s)     SARs        Payouts     sation
Position                      Year     ($)       ($)     ($)(2)       ($)       (#)(3)         ($)       ($)(4)
-----------------------------------------------------------------------------------------------------------------
John E. Bryson, Chairman     1997    810,000   850,500  50,196(5)     --       157,700      --         224,337
of the Board and CEO         1996    750,000   787,500   1,368        --       162,600      --         182,633
of Edison International and  1995    664,000   650,800     283        --       159,260      --         139,741
SCE

Stephen E. Frank,            1997    540,000   437,400   1,474        --        78,000      --          38,509
President and Chief          1996    520,000   421,200      --        --        78,800      --          14,802
Operating Officer of SCE     1995    268,494   150,000  82,100        --        60,000      --         395,719

Bryant C. Danner, Executive  1997    395,000   364,500  50,231        --        46,400      --          40,346
Vice President and General   1996    375,000   496,500      --        --        47,200      --          29,600
Counsel of Edison            1995    346,667   328,500      --        --        51,920      --          16,079
International and SCE

Edward R. Muller,            1997    400,000   456,000   3,478        --        33,300      --          28,587
President and CEO of         1996    370,000   444,000   2,621        --        41,000      --          23,148
Edison Mission Energy        1995    335,000   331,700   2,646        --        53,190      --          17,521

Alan J. Fohrer, Executive    1997    342,000   340,000      --        --        46,400      --          34,662
Vice President and Chief     1996    322,000   297,000      --        --        47,200      --          25,479
Financial Officer of         1995    279,500   261,000     765        --        56,920      --          16,532
Edison International and SCE

Thomas R. McDaniel           1997    310,000   372,000   3,119        --        33,200      --          24,937
President and CEO of         1996    290,000   174,000   1,375        --        38,800      --          21,193
Edison Capital               1995    230,000   227,700   1,225        --        22,610      --          16,146

Harold B. Ray                1997    335,000   271,350     --         --        40,000      --          28,509
Executive Vice President     1996    315,000   198,500     --         --        38,200      --          24,267
of SCE                       1995    283,333   162,000     125        --        40,000      --          16,301

____________

(1) Compensation information is provided for 1995, 1996 and 1997 for all Named Officers, for years in which they served as an Executive Officer. For purposes of this Joint Proxy Statement, Messrs. Muller and McDaniel are deemed Executive Officers of Edison International, and the other Named Officers are deemed Executive Officers of both Edison International and SCE.

(2) Includes perquisites if in the aggregate they exceed $50,000 or 10% of total annual salary and bonus, and reimbursed taxes. Each perquisite exceeding 25% of the total is separately described in footnotes below.

(3) The amounts shown in Column (g) are comprised of Edison International nonqualified stock options, Edison Mission Energy affiliate options and Edison Capital affiliate options (collectively, "Option Awards"). No stock appreciation rights ("SARs") have been awarded. The terms and conditions for the 1997 Option Awards are described in footnotes to the table below entitled "Option/SAR Grants in 1997." The terms and conditions for the 1995 and 1996 Option Awards are similar to the 1997 terms and conditions.

     For 1997, Messrs. Bryson, Frank, Danner, Muller, Fohrer, McDaniel, and Ray received 128,000, 78,000, 38,000, 10,500, 38,000, 9,000 and
     40,000 Edison International stock options; 14,500, 0, 4,100, 22,800, 4,100, 0 and 0 Edison Mission Energy affiliate options; 15,200, 0, 4,300, 0, 4,300, 24,200 and 0 Edison Capital affiliate options, respectively. For 1996, 125,000, 78,800, 36,200, 10,200, 36,200,
     7,200 and 38,200 Edison International stock options; 19,800, 0, 5,800, 30,800, 5,800, 0 and 0 Edison Mission Energy affiliate options; and 17,800, 0, 5,200, 0, 5,200, 31,600 and 0 Edison Capital
     affiliate options, respectively. For 1995, 120,000, 60,000, 40,000, 10,000, 45,000, 5,000 and 40,000 Edison International stock options; 27,280, 0, 9,100, 43,190, 9,100, 0 and 0 Edison Mission Energy
     affiliate options; and 11,980, 0, 2,820, 0, 2,820, 17,610 and 0
     Edison Capital affiliate options, respectively.

(4)  Includes contributions in 1997 to a defined contribution plan (the
     SSPP), and a supplemental plan for eligible participants who are affected by SSPP participation limits imposed on higher paid individuals by federal tax law, for Messrs. Bryson, Frank, Danner, Muller, Fohrer, McDaniel and Ray in the following amounts: $47,856, $28,819, $22,245, $25,305, $19,167, $14,840 and $16,003,
     respectively.

     Also includes preferential interest [that portion of interest that is considered under Securities and Exchange Commission ("SEC") rules to be at above-market rates] accrued in 1997 on deferred compensation for Messrs. Bryson, Frank, Danner, Muller, Fohrer, McDaniel and Ray in the following amounts: $171,209, $9,689, $18,101, $3,283,
     $15,495, $10,097 and $11,978, respectively.

(5) Includes $21,000, which is the cost of providing Mr. Bryson's survivor benefits under the 1985 Deferred Compensation Plan. Also includes $16,000, which is the cost of providing Mr. Bryson's benefits under the Executive Survivor Benefit Plan.

Option/SAR Grants Table

   The following table presents certain information regarding Edison International stock options and Edison Mission Energy and Edison Capital affiliate options granted pursuant to the Incentive Plan during 1997 to the Named Officers. No SARs were granted under the Incentive Plan during 1997.


                    OPTION/SAR GRANTS IN 1997(1)

                                                                                                Grant Date
                        Individual Grants                                                         Value
-----------------------------------------------------------------------------------------------------------
(a)                             (b)                  (c)            (d)             (e)             (f)
                              Number of          % of Total
                             Securities         Options/SARs      Exercise                        Grant
                             Underlying          Granted to        or Base                        Date
                            Options/SARs          Employees         Price        Expiration       Present
Name                    Granted(#)(2)(3)(4)        in 1996          ($/Sh)         Date(5)       Value($)(6)
------------------------------------------------------------------------------------------------------------
John E. Bryson
  Edison International         128,000               9%             19.75        01/02/2007         743,680
  Edison Mission Energy         14,500               6%            120.55        01/02/2007         146,885
  Edison Capital                15,200              11%            105.80        01/02/2007          97,432

Stephen E. Frank
  Edison International          78,000               6%             19.75        01/02/2007         453,180

Bryant C. Danner
  Edison International          38,000               3%             19.75        01/02/2007         220,780
  Edison Mission Energy          4,100               2%            120.55        01/02/2007          41,533
  Edison Capital                 4,300               4%            105.80        01/02/2007          27,563

Edward R. Muller
  Edison International          10,500               1%             19.75        01/02/2007          61,005
  Edison Mission Energy         22,800               9%            120.55        01/02/2007         230,964

Alan J. Fohrer
  Edison International          38,000               3%             19.75        01/02/2007         220,780
  Edison Mission Energy          4,100               2%            120.55        01/02/2007          41,533
  Edison Capital                 4,300               4%            105.80        01/02/2007          27,563

Thomas R. McDaniel
  Edison International           9,000               1%             19.75        01/02/2007          52,290
  Edison Capital                24,200              18%            105.80        01/02/2007         155,122

Harold B. Ray
  Edison International          40,000               3%             19.75        01/02/2007         232,400

____________

(1) This table reflects all awards made under the Incentive Plan to the Named Officers during 1997. In addition to Edison International stock options, it includes Edison Mission Energy and Edison Capital affiliate options.

(2) Each Edison International nonqualified stock option granted in 1997 may be exercised to purchase one share of Edison International Common Stock. The Edison International stock options include dividend equivalents equal to the dividends that would have been paid on an equal number of shares of Edison International Common Stock.
     Dividend equivalents will be credited following the first three years of the option term if certain Edison International performance criteria discussed below are met. Dividend equivalents accumulate without interest. Once earned and vested, the dividend equivalents are payable in cash (i) upon the request of the holder prior to the final year of the option term, (ii) upon the exercise of the related option, or (iii) at the end of the option term regardless of whether the related option is exercised. After such payment, however, no additional dividend equivalents will accrue on the related option.

     The dividend equivalent performance criteria is measured by Edison International Common Stock total shareholder return. If the average quarterly percentile ranking of Edison International's total shareholder return is less than the 60th percentile of that of the companies comprising the Dow Jones Electric Utilities

     Group Index, the dividend equivalents are reduced; if the Edison International total shareholder return ranking is less than the 25th percentile, the dividend equivalents are canceled. For rankings between the 60th and 25th percentiles, the dividend equivalents are prorated. The total shareholder return is measured at the end of the initial three-year period and will set the percentage payable for the entire term. If less than 100% of the dividend equivalents are earned, the unearned portion may be restored later in the option term if Edison International's cumulative total shareholder return ranking for the option term attains at least the 60th percentile.

(3) Each Edison Mission Energy or Edison Capital affiliate option may be exercised to realize any appreciation in the deemed value of one hypothetical share of Edison Mission Energy or Edison Capital affiliate stock over annually escalated exercise prices. The deemed values of the Edison Mission Energy and Edison Capital affiliate stock are determined by formula linked to the value of Edison Mission Energy and Edison Capital portfolio investments less general and administrative cash costs. The deemed values are recalculated annually. For this purpose, 10 million shares of Edison Mission Energy affiliate stock and 5 million shares of Edison Capital affiliate stock are deemed to be outstanding. The exercise price of each affiliate option is initially set equal to the deemed value of the affiliate stock on the date of grant and is annually escalated on a compound basis thereafter by a factor reflecting the affiliate's approximate cost of capital during the year as determined by the Compensation and Executive Personnel Committee ("CEP Committee") of Edison International. The annual escalation factor will be adjusted prospectively by the CEP Committee for significant changes in the affiliate's cost of capital. The first such adjustments were made by the CEP Committee with respect to the cost of capital of one of the affiliates in 1997. If the deemed value of a share of Edison Mission Energy or Edison Capital affiliate stock exceeds the corresponding exercise price for any year during the option term, the executive may exercise the vested portion of the options during the 60-day exercise window in the second quarter of the following year and be paid in cash the difference between the exercise price and the deemed value of the affiliate shares.

(4) The Option Awards are subject to a three-year vesting period with one-third of the total award vesting and becoming exercisable on January 2, 1998, January 2, 1999, and January 2, 2000. The Option Awards are not transferable (except by will, the laws of descent and distribution, or by domestic relations order). Effective January 1, 1998, outstanding Option Awards were amended to allow certain senior officers to transfer Option Awards to a spouse, child or grandchild. (The Named Officers are eligible.) If an executive retires, dies, or is permanently and totally disabled during the three-year vesting period, the unvested Option Awards will vest and be exercisable to the extent of 1/36 of the grant for each full month of service during the vesting period. Unvested Option Awards of any person who has served in the past on the Management Committee will vest and be exercisable upon the member's retirement, death, or permanent and total disability. (Messrs. Bryson, Danner, Fohrer and Ray have served as members of the Management Committee.) Upon retirement, death or permanent and total disability, the vested Option Awards may continue to be exercised within their original term by the recipient or beneficiary. If an executive is terminated other than by retirement, death or permanent and total disability, Option Awards which had vested as of the prior anniversary date of the grant are forfeited unless exercised within 180 days of the date of termination in the case of Edison International options, or during the next 60-day exercise period in the case of Edison Mission Energy or Edison Capital affiliate options. All unvested Option Awards are forfeited on the date of termination.

     Appropriate and proportionate adjustments may be made by the Edison International CEP Committee to outstanding Edison International stock options to reflect any impact resulting from various corporate events such as reorganizations, stock splits and so forth. If Edison International is not the surviving corporation in such a reorganization, all Option Awards then outstanding will become vested and be exercisable unless provisions are made as part of the transaction to continue the Incentive Plan or to assume or substitute options of the successor corporation with appropriate adjustments as to the number and price of the options. Notwithstanding the foregoing, upon a change of control of Edison International after the occurrence of a "Distribution Date" under the Rights Agreement approved by the Edison International Board of Directors on November 21, 1996, the options will vest and will remain exercisable for at least two years following the Distribution Date. A Distribution Date is generally the date a person acquires 20% or more of the Common Stock of Edison International, or a date specified by the Edison International Board of Directors after commencement of a tender offer for 20% or more of such stock.

     The Edison International CEP Committee administers the Incentive Plan and has sole discretion to determine all terms and conditions of any grant, subject to plan limits. It may substitute cash equivalent in value to the Option Awards and, with the consent of the executive, may amend the terms of any award agreement, including the price of any option, the post-termination term, and the vesting schedule.

(5) The expiration date of the Option Awards is January 2, 2007; however, the final 60-day exercise period of the Edison Mission Energy and Edison Capital affiliate options will occur during the second quarter of that year. The Option Awards are subject to earlier expiration upon termination of employment as described in footnote (4) above.

(6) The grant date value of each Edison International stock option was calculated as the sum of two numbers: the option value and the dividend equivalent value. The option value was calculated to be $2.56 per option share using the Black-Scholes stock option pricing model. In making this calculation, it was assumed that the average exercise period was seven years, the volatility rate was 17%, the risk-free rate of return was 6.45%, the historic average dividend yield was 5.89% and the stock price and exercise price were $19.75. The aggregate grant date value represented by the option value of the Edison International stock options granted in 1997 for Messrs. Bryson, Frank, Danner, Muller, Fohrer, McDaniel and Ray was $327,680, $199,680, $97,280, $26,880, $97,280, $23,040 and $102,400,
     respectively.

     The dividend equivalent value of each Edison International stock option granted in 1997 was calculated to be $3.25. This dividend equivalent value was calculated by (a) summing the dividends (without reinvestment) over the assumed seven-year duration of the related stock option at the annual dividend rate of $1.00 in effect on January 1, 1997, and (b) discounting that sum to its present value assuming a discount rate of 11.6%, which was SCE's authorized return on common equity in 1997. This calculation does not reflect any reduction in value for the risk that Edison International performance measures may not be met. The aggregate estimated grant date value represented by the dividend equivalents on the Edison International options granted in 1997 for Messrs. Bryson, Frank, Danner, Muller, Fohrer, McDaniel and Ray was $416,000, $253,500, $123,500, $34,125,
     $123,500, $29,250 and $130,000, respectively. The calculation of the present value of the dividend equivalents is not a prediction of future dividends or dividend policy, and there is no assurance that the value of the dividend equivalents realized by an executive will be at or near the value calculated as described above.

     The value of an Edison Mission Energy affiliate option was calculated to be $10.13, using the Black-Scholes stock option pricing model assuming an average exercise period of seven years, a volatility rate of 19.22%, a risk-free rate of return of 6.37%, a dividend yield of 0% and an exercise price of $266.50. The value of an Edison Capital affiliate option was calculated to be $6.41, using the Black-Scholes stock option pricing model assuming an average exercise period of seven years, a volatility rate of 9.16%, a risk-free rate of return of 6.37%, a dividend yield of 0% and an exercise price of $178.40. These assumptions are based on average values of a group of peer companies adjusted for differences in capital structure.

     The actual value that an executive may realize will depend on various factors on the date the option is exercised, so there is no assurance that the value realized by an executive will be at or near the grant date value estimated by the Black-Scholes model. The estimated values under that model are based on certain assumptions and are not a prediction of future stock price.

Option/SAR Exercises and Year-End Value Table

   The following table presents certain information regarding the exercise of Edison International stock options and Edison Mission Energy and Edison Capital affiliate options during 1997 by any of the Named Officers, and regarding unexercised options held at year-end 1997 by any of the Named Officers. No SARs were exercised during 1997 or held at year-end 1997 by any of the Named Officers.


               AGGREGATED OPTION/SAR EXERCISES IN 1997
                    AND FY-END OPTION/SAR VALUES

(a)                    (b)        (c)         (d)              (e)
                                                       Number of
                                                      Securities                Value of
                                                      Underlying               Unexercised
                                                      Unexercised             In-the-Money
                                                      Options/SARs            Options/SARs at
                                                    at FY-End (#)(1)         FY-End ($)(1)(2)
                                                    ----------------         -----------------
                              Shares
                             Acquired     Value         Exercisable/             Exercisable/
                           on Exercise   Realized       Unexercisable           Unexercisable
Name                          (#)          ($)
----                       -----------   --------       -------------           -------------
John E. Bryson
  Edison International             --         --      353,467/251,333        2,956,177/2,253,872
  Edison Mission Energy            --         --        34,727/36,793         1,645,167/947,496
  Edison Capital                   --         --        13,920/31,060        83,646/72,832

Stephen E. Frank
  Edison International             --         --       66,267/150,533         641,178/1,334,972

Bryant C. Danner
  Edison International             --         --        98,134/75,466       796,362/681,726
  Edison Mission Energy            --         --        12,100/11,000       573,427/297,672
  Edison Capital                   --         --          3,613/8,707        20,861/19,492

Edward R. Muller
  Edison International             --         --         44,167/20,633       270,383/185,198
  Edison Mission Energy            --         --         56,880/34,930     2,688,213/1,487,610

Alan J. Fohrer
  Edison International             --         --         90,767/77,133       787,015/702,772
  Edison Mission Energy            --         --         11,900/11,000       564,799/297,672
  Edison Capital                   --         --           3,613/8,707        20,861/19,492

Thomas R. McDaniel
  Edison International          14,550    256,311(3)     53,734/15,466       369,448/133,871
  Edison Capital                   --         --         22,273/51,137       129,264/119,687

Harold B. Ray
  Edison International          25,000    303,669(3)     76,401/78,799       687,690/709,348

____________

(1) Each Edison International option may be exercised for one share of Edison International Common Stock at an exercise price equal to the fair market value of the underlying Common Stock on the date the option was granted. Dividend Equivalents which may accrue on the Edison International options accumulate without interest and are paid in cash. Each Edison Mission Energy or Edison Capital affiliate option represents a right to exercise an option to realize any appreciation in the deemed value of one hypothetical share of Edison Mission Energy or Edison Capital affiliate stock.

(2) Edison International options have been treated as "in-the-money" if the fair market value of the underlying stock at year-end 1997 exceeded the exercise price of the options. The dollar amounts shown for Edison International options are the differences between (i) the fair market value of the Edison International Common Stock underlying all unexercised in-the-money options at year-end 1997 and (ii) the exercise prices of those

<PAGE 14>
     options. The aggregate value at year-end 1997 of all accrued dividend equivalents, exercisable and unexercisable, for Messrs. Bryson, Frank, Danner, Muller, Fohrer, McDaniel and Ray was $1,538,682/$0, $0/$0, $288,839/$0, $144,572/$0, $241,308/$0,
     $289,920/$0 and $150,040/$0.

     Edison Mission Energy and Edison Capital affiliate options are considered in-the-money if the deemed values of the Edison Mission Energy and Edison Capital affiliate stock, which are determined annually by formula linked to portfolio investments, exceed prescribed exercise prices. Deemed values at year-end are not available until the second quarter of the following year. Therefore, amounts shown in Column (e) reflect deemed values at fiscal year-end for 1996, the most recent data available.

(3) Includes $143,177 and $186,170 of value realized from dividend equivalents by Messrs. McDaniel and Ray, respectively.

Retirement Benefits Table

   The following table presents estimated gross annual benefits payable upon retirement at age 65 to the Named Officers in the remuneration and years of service classifications indicated.

                        PENSION PLAN TABLE(1)

                                    Years of Service
                 ----------------------------------------------------------------------------------
Remuneration       10         15         20         25         30        35         40
------------   ----------------------------------------------------------------------------
     200,000. .  50,000     67,500    85,000    102,500    120,000    130,000    140,000
     300,000. .  75,000    101,250   127,500    153,750    180,000    195,000    210,000
     400,000. . 100,000    135,000   170,000    205,000    240,000    260,000    280,000
     500,000. . 125,000    168,750   212,500    256,250    300,000    325,000    350,000
     600,000. . 150,000    202,500   255,000    307,500    360,000    390,000    420,000
     700,000. . 175,000    236,250   297,500    358,750    420,000    455,000    490,000
     800,000. . 200,000    270,000   340,000    410,000    480,000    520,000    560,000
     900,000. . 225,000    303,750   382,500    461,250    540,000    585,000    630,000
   1,000,000. . 250,000    337,500   425,000    512,500    600,000    650,000    700,000
   1,200,000. . 300,000    405,000   510,000    615,000    720,000    780,000    840,000
   1,400,000. . 350,000    472,500   595,000    717,500    840,000    910,000    980,000
   1,600,000. . 400,000    540,000   680,000    820,000    960,000  1,040,000  1,120,000
   1,800,000. . 450,000    607,500   765,000    922,500  1,080,000  1,170,000  1,260,000
   2,000,000. . 500,000    675,000   850,000  1,025,000  1,200,000  1,300,000  1,400,000

____________

(1) Estimates are based on the provisions of the SCE Retirement Plan (the "Retirement Plan"), a qualified defined benefit employee retirement plan, and the SCE Executive Retirement Plan (the "SERP"), a nonqualified supplemental executive retirement plan, with the following assumptions: (i) SCE's present Retirement Plan will be maintained, (ii) optional forms of payment which reduce benefit amounts have not been selected, and (iii) any benefits in excess of limits contained in the Internal Revenue Code of 1986 (the "Code") and any incremental retirement benefits attributable to consideration of the annual bonus or participation in Edison International's deferred compensation plans will be paid out of the SERP as unsecured obligations of Edison International or the participating affiliate.

     The Retirement Plan and SERP provide monthly benefits at normal retirement age (65 years) based on a unit benefit for each year of service plus a benefit determined by a percentage ("Service Percentage") of the average of the executive's highest 36 consecutive months of regular salary and, in the case of the SERP, the average of the highest three bonuses in the last five years prior to attaining age 65. Compensation used to calculate combined benefits under the Retirement Plan and SERP is based on base salary and bonus as reported in the Summary Compensation Table. The Service Percentage is based on 1-3/4% per year for the first 30 years of service (52-1/2% upon completion of 30 years' service) and 1% for each year in excess of 30. The actual benefit determined by the Service Percentage would take into account the unit benefit and be offset by up to 40% of the executive's primary Social Security benefits.

     The normal form of benefit is a life annuity with a 50% survivor benefit following the death of the participant. Retirement benefits are reduced for retirement prior to age 61. The amounts shown in the Pension Plan Table above do not reflect reductions in retirement benefits due to the Social Security offset or early retirement.

     Messrs. Danner and Fohrer have elected to retain coverage under a prior benefit program. This program provided, among other benefits, the post-retirement benefits discussed in the following section. The SERP benefits provided under the prior program are less than the benefits shown in the Pension Plan Table. To determine these reduced benefits, multiply the dollar amounts shown in each column by the following factors: 10 years of service - 70%, 15 years - 78%, 20 years - 82%, 25 years - 85%,
30 years - 88%, 35 years - 88%, and 40 years - 89%.

     For purposes of the SERP, as of December 31, 1997, Mr. Bryson had completed 13 years of service, Mr. Frank-4.5 years, Mr. Danner-15 years, Mr. Muller-4 years, Mr. Fohrer-24 years, Mr. McDaniel-26 years and Mr. Ray-26 years.

Other Retirement Benefits

     Additional post-retirement benefits are provided pursuant to the Survivor Income Continuation Plan and the Survivor Income/Retirement Income Plan under the Executive Supplemental Benefit Program. For purposes of determining the estimated annual benefits payable under these plans upon retirement at normal retirement age for each of the Named Officers, which is dependent upon final compensation, the highest compensation level in the Pension Plan Table above ($2.0 million) has been used in the examples which follow.

     The Survivor Income Continuation Plan provides a post-retirement survivor benefit payable to the beneficiary of the participant following his or her death. The benefit is approximately 24% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable for ten years certain. If a Named Officer's final annual compensation were $2.0 million, the beneficiary's estimated annual survivor benefit would be $480,000. Messrs. Danner and Fohrer have elected coverage under this plan.

     The Supplemental Survivor Income/Retirement Income Plan provides a post-retirement survivor benefit payable to the beneficiary of the Executive Officer following his or her death. The benefit is 25% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable for ten years certain. At retirement, an Executive Officer has the right to elect the retirement income benefit in lieu of the survivor income benefit. The retirement income benefit is 10% of final compensation (salary at retirement and the average of the three highest bonuses paid in the five years prior to retirement) payable to the participant for ten years certain immediately following retirement. If a Named Officer's final annual compensation were $2.0 million, the beneficiary's estimated annual survivor benefit would be $500,000. If a Named Officer were to elect the retirement income benefit in lieu of survivor income and had final annual compensation of $2.0 million, the Named Officer's estimated annual benefit would be $200,000. Messrs. Danner and Fohrer have elected coverage under this plan.

     The 1985 Deferred Compensation Plan provides a post-retirement survivor benefit. This plan allowed eligible participants in September 1985 to voluntarily elect to defer until retirement a portion of annual salary and annual bonuses otherwise earned and payable for the period October 1985 through January 1990. Messrs. Bryson and Ray participate in this plan. The post-retirement survivor benefit is 50% of the annual amount the participant had been receiving from the plan. Survivor benefit payments begin following completion of the deferred compensation payments. If the named beneficiary is the executive's spouse, then survivor benefits are paid as a life annuity, five years certain. The benefit amount will be reduced actuarially if the spouse is more than five years younger than the executive at the time of the executive's death. If the beneficiary is not the spouse, then benefits are paid for five years only. The annual amounts which would be payable to the surviving beneficiaries of Messrs. Bryson and Ray at age 65 are $1,260,020, and $46,329, respectively.

Employment Contracts and Termination of Employment Arrangements

     Mr. Danner executed an employment agreement when he joined Edison International and SCE as Senior Vice President and General Counsel in 1992. After completing three years of service, he was credited with ten additional years of service with SCE and Edison International for purposes of determining benefits under the

<PAGE 16>
SERP. Any subsequent termination of employment will be treated as a retirement for all executive benefit programs. In addition, Edison International and SCE have agreed to use their best efforts to make available health care coverage until Mr. Danner and his spouse reach age 65, with Edison International and SCE bearing the cost over the amount an SCE retiree would pay for coverage in the SCE group plan with the highest deductible.

     Mr. Frank executed an employment agreement when he joined SCE as President and Chief Operating Officer and as a member of the Boards of Directors of Edison International and SCE in 1995. For purposes of the SERP, he will be credited with 1.25 years of additional service for each year of actual service up to ten years. A deferred compensation plan account was established and credited with $250,000 which will vest when Mr. Frank completes 5 years of service. He is also provided two club memberships along with regular executive and employee benefits. If
Mr. Frank's employment is terminated involuntarily (other than for cause), he will receive a severance payment equal to one year's salary plus bonus, the deferred compensation plan credit discussed above will be vested on a pro rata basis, his initial stock option grant will be fully exercisable (if termination occurs after one year of service), and the additional service credit will be applied for purposes of determining whether the five years of service necessary to receive retirement benefits under the SERP have been attained.

Compensation And Executive Personnel Committees' Report On Executive Compensation(1)

     The Edison International and SCE CEP Committees ("CEP Committees") have responsibility for all executive compensation programs of the companies. The CEP Committees are composed of the same non-employee directors named at the end of this report.

     The CEP Committees met jointly to consider executive compensation matters for 1997. The Edison International CEP Committee determines salaries and bonuses for Edison International officers. The SCE CEP Committee determines salaries and bonuses for SCE officers. The salaries and bonuses of the officers of the other Edison International subsidiaries ("Subsidiaries") are determined by their respective boards of directors. However, the Edison International CEP Committee reviews the salaries and bonuses of the Executive Officers of the Subsidiaries to ensure consistency with overall Edison International compensation policies. In addition, the Edison International CEP Committee administers the Incentive Plan pursuant to which stock options and affiliate options may be awarded.

Compensation Policies

     The executive compensation programs of Edison International, SCE and the Subsidiaries are designed by the CEP Committees to achieve three fundamental objectives: (1) attract and retain qualified executives; (2) motivate performance to achieve specific strategic objectives of the companies; and (3) align the interests of senior management with the long-term interests of the companies' shareholders. At present, the basic components of the companies' executive compensation program are base salaries, bonuses, stock options and affiliate options. The companies also provide broad-based employee benefit plans and certain other executive benefit plans.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to their chief executive officers and the four other most highly compensated executive officers unless certain tests are met. The CEP Committees' general intent is to design and administer the Edison International and SCE compensation programs in a manner that will preserve the deductibility of compensation payments to Executive Officers. However, this goal is secondary in importance to achievement of the companies' compensation objectives discussed above. The CEP Committees believe that the potential increased tax liability is of insufficient magnitude to warrant alteration of the present compensation system which is achieving the desired compensation objectives while retaining the flexibility of the CEP Committees to exercise judgment in assessing an executive's performance.

-----------------
(1) Notwithstanding anything to the contrary contained in any document filed by Edison International or SCE with the SEC, or elsewhere, this report shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent Edison International or SCE specifically incorporate this report by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such Acts.

1997 Compensation Actions

     The CEP Committees base their compensation actions for the companies on data gathered through independent surveys of peer group companies. Independent compensation consultants are retained to annually review and identify the appropriate comparison companies and to obtain and evaluate current executive compensation data for SCE and the Subsidiaries. For 1997, SCE planning was based on the same composite peer group of 19 U.S.- based, financially healthy electric service, telecommunication and natural gas companies as was utilized for 1996 planning. Comparison utility companies were selected on the basis of total assets and net sales. Although the peer group differs from the Dow Jones Electric Utilities Group Index depicted in the Stock Performance Graph, ten of the companies are included in the index, and the CEP Committees believe the constitution of the peer group provides comparable and relevant compensation data for Edison International and SCE in view of the companies' changing business environment. Selecting peer groups for the Subsidiaries was accomplished by a similar process geared to identifying appropriate comparison companies in their respective industries.

     The CEP Committees' strategy for 1997 compensation planning was established in December 1996 to generally target fixed compensation (salary and benefits) for SCE and the Subsidiaries at the median level of their respective peer groups. Target annual and long-term incentive opportunities were set for SCE at the median level, with maximum annual award opportunities of 150% of target levels. The Subsidiaries also targeted salary and benefits at the median level of their respective peer groups, but placed greater emphasis on incentive compensation by setting the maximum bonus opportunity at 200% of target for significant performance exceeding target levels. The CEP Committees may deviate above and below established targets in individual cases as deemed appropriate in their discretion.

Base Salaries

     The CEP Committees reviewed the base salaries for Mr. Bryson and the other Executive Officers at the end of 1996. The factors considered by the CEP Committees at that time in setting Mr. Bryson's 1997 salary were the relationship of his compensation to the average compensation of the other chief executive officers of the peer group of companies, and the CEP Committees' judgment of Mr. Bryson's performance as CEO. The CEP Committees recognized that SCE had an excellent performance year in 1996 and that Mr. Bryson's management of SCE's successful efforts in the legislative and regulatory process to restructure the electric utility market and to protect the recovery of stranded costs had contributed significantly to that success. No specific weight was assigned to the various factors considered by the CEP Committees. The base salary component of Mr. Bryson's compensation was raised to $810,000 which was within 2% of the average for CEOs in the peer group. The 1997 base salaries approved by the CEP Committees for the other Executive Officers at Edison International and SCE increased 6.7% over 1996 levels.

     In December 1996, the Edison International CEP Committee also reviewed the base salaries of the Executive Officers at the Subsidiaries. Salary actions taken by their respective boards of directors were examined in light of the performance of the companies and survey data of competitive firms to assure conformance with overall Edison International compensation policies. The 1997 base salaries approved by the CEP Committees for Executive Officers at the Subsidiaries increased 7.7% over 1996 levels.

     After 1997 salary adjustments are taken into account, the base salaries in the aggregate of the Executive Officers at Edison
International, SCE and the Subsidiaries are within 4% of the median levels of their respective peer groups.

Bonus Compensation for 1997 Performance

     Bonus compensation is determined on the basis of overall corporate performance and the CEP Committees' assessment of the individual Executive Officer's performance. Target bonuses for Executive Officers for 1997 ranged from 35% of base salary for SCE vice presidents to 70% of base salary for Mr. Bryson. Maximum opportunity levels at Edison International and SCE were set at 150% of target award levels. Maximum opportunity levels at the Subsidiaries ranged from 150% to 200% of target award levels. Awards are made in the judgment of the CEP Committees taking into account overall company results as guided by the specific performance objectives described below.

     Edison International and SCE 1997 performance objectives were adopted by the CEP Committees prior to the beginning of the year. Three equally weighted areas of achievement were identified with quantifiable target objectives: (1) achieve targeted earnings per share, (2) protect full recovery of the competitive transition charge, and (3) for SCE - maintain and enhance value of the SCE utility business; and for Edison International - build future value. The third area of achievement for SCE focused on 11 objectives including completing the sale of specified generating plants, achievement of key performance indicators, and issuance of bonds to meet the full rate reduction target. For Edison International, objectives to build future value included specific value-added targets at certain subsidiaries, development of emerging markets and strengthening of brand recognition. Specific performance related goals were also adopted for each of the Subsidiaries.

     The CEP Committees met in February 1998 to evaluate each company's performance and to determine the 1997 bonuses for Executive Officers.
They considered whether the stated 1997 objectives for each performance goal were attained and reviewed other significant events that occurred during the year. The CEP Committees determined that Edison International had a very successful year in 1997 with SCE, Edison Mission Energy and Edison Capital each making significant contributions. Earnings were above target, important progress was made in the electric utility industry restructuring with the successful auction of ten gas-fired power plants and the issuance of restructuring bonds under favorable terms. Edison Mission Energy and Edison Capital provided outstanding growth in terms of earnings and investment.

     The CEP Committees approved a 1997 bonus of $850,500 for Mr. Bryson which was 100 percent of his maximum potential award. In addition to evaluating Mr. Bryson's overall performance as measured by the companies' results in relation to the specific performance goals discussed above, the CEP Committees' subjective assessment of his performance as CEO was considered. Factors found to be particularly significant in 1997 were Mr. Bryson's leadership in creating value for the corporation through an outstanding business performance year in all respects, his development of a strong management team, and his vision for the future of Edison International.

     The 1997 bonuses for the other Executive Officers averaged 93% of maximum at SCE and 88% of maximum at the Subsidiaries.

Long-Term Compensation Awards

     Long-Term compensation is comprised of stock options and affiliate options which are designed to align the long-term interests of senior management and the companies' shareholders and reward Executive Officers for delivering long-term value to the shareholders of the companies.

     For 1997, the Edison International CEP Committee granted ten-year nonqualified Edison International Common Stock options with dividend equivalents linked to Edison International performance ("Edison International Options"), Edison Mission Energy affiliate options and/or Edison Capital affiliate options. The option awards made to Mr. Bryson, Mr. Danner and Mr. Fohrer were allocated among the companies on a relative size basis: SCE - 75%, Edison Mission Energy - 15%, and Edison Capital - 10%. Approximately 80% of the option awards of Executive Officers at Edison Capital and Edison Mission Energy were allocated to their respective companies' options, with the balance allocated to Edison International Options. Options were awarded to Executive Officers in the judgment of the Edison International CEP Committee guided by the survey results described above and are not formula-driven. The number and value of options granted in prior years was not a factor in the current year award determination. Edison International Options covering a total of 729,800 shares, at an option price of $19.75 per share were granted to Executive Officers in January 1997. Edison International Options covering 209,610 shares were granted to five new Executive Officers in March, May, May, July and September 1997 at option prices of $19.75, $20.94, $21.25, $25.06 and $25.19 per share, respectively. Edison Mission Energy affiliate options covering a total of 102,900 shares were granted to Executive Officers in January 1997 at a base price of $120.55 per share. Edison Capital phantom options covering a total of 72,300 shares were granted to Executive Officers in January 1997 at a base price of $105.80 per share.

<PAGE 19
     The Edison International CEP Committee approved a January 1997 award to Mr. Bryson of 128,000 Edison International Options, 14,500 Edison Mission Energy affiliate options and 15,200 Edison Capital affiliate options. This award reflects the CEP Committees' commitment to link a significant portion of Mr. Bryson's compensation directly to the value provided to shareholders by Edison International stock and dividends and to the relative value provided to Edison International by its three major subsidiaries. The target values established and the actual options granted to Mr. Bryson and the other Executive Officers were consistent with the CEP Committees' strategy described above.


           Compensation and Executive Personnel Committees of the Edison International and SCE Boards of Directors

                  Charles D. Miller (Chair)   Joseph J. Pinola
                  Camilla C. Frost            Thomas C. Sutton
                  Luis G. Nogales             Daniel M. Tellep
February 18, 1998

Compensation and Executive Personnel Committees Interlocks and Insider Participation

 The CEP Committees members whose names appear on the Committees' Report above were members of the CEP Committees during all of 1997. Under applicable SEC rules, there were no interlocks or insider participation on the CEP Committees.

Stock Performance Graph(1)(2)

 Set forth below is a graph comparing the yearly percentage change in the cumulative total shareholder return for the last five fiscal years on the Edison International Common Stock (assuming an initial investment of $100 on December 31, 1992), based on the market price of the Edison International Common Stock and assuming dividend reinvestment, with the cumulative total return for the last five fiscal years of companies in the Standard and Poor's 500 Stock Index ("S&P 500") and the Dow Jones Electric Utilities Group Index ("Dow Utilities"). The Dow Utilities contains 45 utility companies that are electric or combination (electric and gas) companies. Both indices are published daily in The Wall Street Journal. Edison International is included in both the S&P 500 and the Dow Utilities.


          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
           AMONG EDISON INTERNATIONAL, THE S & P 500 INDEX
                     AND THE DOW UTILITIES INDEX


                                              Cumulative Total Return
                                 -------------------------------------------------
                                 12/92    12/93     12/94    12/95    12/96  12/97
                                 -----    -----     -----    -----    -----  -----
Edison International              100      97        76       96       116    165

S & P 500                         100     110       112      153       189    252

Dow Utilities                     100     112        98      129       130    165


* $100 invested on December 31, 1992, in stock or index - including reinvestment of dividends. Fiscal year ending December 31.
** Ex-dividend dates have been used to determine the number of dividends included in Edison International's cumulative total return calculation. Edison International had three ex-dividend dates in 1995 and five ex-dividend dates in 1996, even though shareholders received four dividend payments in each year. Thus, the graph reflects three dividends in 1995 and five dividends in 1996. If four dividends were used for each year to determine the cumulative total return, the Edison International dollar amount for 12/95 would change from $96 to $98.

-------------
(1)Notwithstanding anything to the contrary contained in any document filed by Edison International or SCE with the SEC or elsewhere, this graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent Edison International or SCE specifically incorporates this graph by reference therein, and shall not be deemed soliciting material or otherwise be deemed filed under either of such Acts.

(2)The historical stock performance depicted on the graph is not necessarily indicative of future performance. The Companies will not make or endorse any predictions as to future stock performance or dividends.

Certain Relationships and Transactions of Nominees and Executive Officers

   Mr. Olson is a Senior Partner of the law firm of Munger, Tolles and Olson, and Mr. Christopher is a Senior Partner of the law firm of O'elveny & Myers. Both firms provided legal services to Edison International and SCE in 1997. SCE paid Munger, Tolles and Olson $4,385,422 for such services.

   In 1997, WRG, a management consulting firm of which Mr. John Danner is a partner, was paid $839,563 by SCE and $329,438 by Edison International for consulting services provided in late 1996 and 1997. Mr. Danner is the brother of Bryant C. Danner, Executive Vice President and General Counsel of Edison International and SCE.

   Edison International and SCE believe that any transactions described above are comparable to those which would have been undertaken under similar circumstances with nonaffiliated entities or persons.

Other Management Transactions

   During 1997, Edison International loaned Robert G. Foster, a Senior Vice President of Edison International and SCE, $160,000 interest-free in connection with his purchase of a principal residence following his relocation from SCE' Sacramento Region Office to the Southern California metropolitan area. Under the terms of the loan, one-seventh of the original principal amount was forgiven in 1997, and one-seventh will be forgiven each year thereafter if Mr. Foster remains employed with an Edison International affiliate. As of February 25, 1998, a principal balance of $137,143 remained outstanding. If Mr. Foster' employment terminates before the end of the loan term, the remaining principal balance owing will be due and payable. Interest will accrue on any remaining principal balance at the Bank of America Prime Interest Rate after 90 days.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires Edison International's and SCE's respective Directors and Officers, and persons who own more than 10% of a registered class of Edison International's or SCE's respective equity securities, to file reports of ownership and changes in ownership of such equity securities with the SEC and one designated national securities exchange. Directors, Officers and greater than 10% shareholders are required by SEC regulations to furnish Edison International or SCE, as the case may be, with copies of all Section 16(a) forms they file.

   Based solely on a review of the copies of such forms and amendments thereto furnished to the respective companies, or written representations that no Forms 5 were required (unless Edison International or SCE otherwise knew that no Forms 5 were required), Edison International and SCE, believe that from January 1, 1997, through December 31, 1997, their Directors, Officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that one report covering one transaction was filed late by each of the following: James M. Rosser, an Edison International and SCE Director, Thomas J. Higgins, an Edison International and SCE Officer, and Bruce C. Foster, an SCE Officer who is being treated as an Edison International Officer for Section 16(a) reporting. The transactions were in Edison International Common Stock.

Committees and Compensation of the Boards of Directors

   The committees of each of the Edison International and SCE Boards of Directors are the Audit Committee, Compensation and Executive Personnel Committee, Executive Committee, Finance Committee and Nominating Committee. The major functions of each of these committees are described briefly below. The composition of each committee is the same for Edison International and SCE.

   Audit Committees. Each Audit Committee meets regularly with the management of Edison International or SCE, as applicable, the independent public accountants and the internal auditors to make inquiries regarding the manner in which the responsibilities of each are being discharged and reports thereon to the Edison International or SCE Board, as applicable. In addition, each Audit Committee recommends to the Edison International or SCE Board the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of audit and other engagements and the related fees, the accounting principles being applied by Edison International or SCE in financial reporting, the scope of internal financial auditing procedures and the adequacy of internal accounting controls. Each Audit Committee also monitors compliance with the Edison International or SCE business ethics programs and established codes of conduct and periodically reviews the status of the companies' efforts in addressing computer system problems and related issues raised by the coming year 2000 and subsequent years.

   Compensation and Executive Personnel Committees. Each CEP Committee periodically reviews the performance and compensation of the Edison International or SCE Executive Officers, as applicable, and approves appropriate adjustments which are reported to the Edison International or SCE Board. The CEP Committees also participate in executive succession planning and management development. Additional information as to the CEP Committees' duties are described in the "Compensation and Executive Personnel Committees' Report on Executive Compensation" above.

   Executive Committees. Each Executive Committee is empowered to exercise the authority of the Edison International or SCE Board, as applicable, in the management of the business and the affairs of Edison International or SCE, between meetings of the Edison International or SCE Board, except to the extent limited by the California General Corporation Law.

   Finance Committees. Each Finance Committee regularly reviews the financial structure of their respective company. In addition, the Edison International Finance Committee reviews the financial planning process and investment outlook for Edison International and its nonutility subsidiaries, and approves certain committed investments. The SCE Finance Committee reviews the five year capital expenditure outlook, financing plans, total revenue requirements and earnings trends of SCE as well as approving certain capital projects.

   Nominating Committees. Each Nominating Committee periodically consults with the management of Edison International or SCE, as applicable, reviews suggestions of candidates for Director made by shareholders and makes recommendations regarding the composition of the Edison International or SCE Board and selection of individual candidates for election as Directors. Suggestions by shareholders for candidates should be submitted in writing, accompanied by biographical material for evaluation and sent to the office of the Secretary, Edison International and/or SCE, P.O. Box 800, Rosemead, California 91770.

   Compensation of Directors. During 1997, each Director who was not an Executive Officer of Edison International or SCE received an annual retainer of $20,000 plus $1,500 for each meeting attended. Each Director who was not an Executive Officer and was a member of an Executive Committee received $2,000 in 1997 plus $1,000 for each meeting of that Committee attended. Each Director who was not an Executive Officer and was a member of an Audit Committee, Finance Committee, CEP Committee or Nominating Committee received $1,000 for each meeting of those committees attended. Each Director who was not an Executive Officer and was a Chairman of any of the committees received $3,000 in 1997. In conjunction with the discontinuance of service accruals under the Director retirement plans with respect to Directors elected or re-elected to the Boards after 1997, and contingent upon approval by Edison International shareholders of the Edison International Equity Compensation Plan as discussed below, the annual retainer will be increased to $25,000 for such Directors effective January 1, 1998. See "Item No. 2 -- Adoption of Edison International Equity Compensation Plan," below.

   Since each Director serves on both Edison International and SCE Boards and the same committees of each Board, the yearly retainers and meeting fees described above represent aggregate amounts for such service on both the Edison International and SCE Boards, except that separate meeting fees are paid for each meeting of one of the Edison International or SCE Boards, or one of the committees, that is not held in conjunction with a meeting of the corresponding Board or another committee. It is the usual practice of Edison International and SCE that meetings of the Edison International and SCE Boards, and of corresponding committees, are held in conjunction with each other and a single meeting fee is paid to each Director for each set of meetings.

   Pursuant to the Edison International Director Incentive Compensation Plan, which was approved by the Edison International shareholders in 1992, each non-employee Director of Edison International and SCE is automatically granted 500 shares of Edison International Common Stock upon election or reelection to their respective Boards. Directors serving on both Boards receive only one award per year.

   Edison International and SCE maintain identical retirement plans for Directors. Under the terms of the plans, retiring or resigning Directors in good standing with at least five years of service on the Edison International or SCE Board are entitled to receive an annual retirement benefit in the amount of the yearly retainer. For service prior to 1996, the retirement benefit formula is based on the annual retainer, plus an amount equal to the meeting fee times the number of regularly scheduled Board meetings, as in effect on the date of termination of service. Payments commence at age 65, or if later, upon retirement from the Edison International or SCE Board. These amounts will be paid quarterly to the retired or resigned Director (or, upon death, to his or her spouse) for an interval equal to the term of service on the Edison International or SCE Board. Upon the death of a Director without a surviving spouse, or upon the death of a Director's surviving spouse, a lump sum equal to the amount of any remaining benefits will be paid to his or her estate. Simultaneous service on both Boards does not duplicate benefits earned under the plans. Service accruals under the Director retirement plans will cease after 1997 with respect to Directors elected or re-elected to the Boards in 1998, or thereafter, if the Equity Compensation Plan is approved by Edison International shareholders. See "Item No. 2 -- Adoption of Edison International Equity Compensation Plan," below.

   Under the terms of the SCE 1985 Deferred Compensation Plan for SCE Directors who were on the Board and enrolled in the Plan in September 1985, Directors were eligible to defer up to $94,350 of their compensation from October 1, 1985, through December 31, 1989. These amounts are deferred until the participant ceases to be a Director, dies or attains a predetermined age of at least 65, but not greater than 72. The account may be paid in installments of 10 or 15 equal annual installments or 120 or 180 equal monthly installments. If a participant dies before payments have begun, his or her beneficiary will receive the account payments over the term elected by the participant. In addition, the beneficiary will receive annual payments equal to 75% of the participant's total deferred commitment for ten years. If a participant dies after payments have begun, the remainder of his or her account will continue to be paid to the
beneficiary.   Following the completion of these payments, if the
beneficiary is the surviving spouse, the person will be entitled to a five-year certain life annuity equal to 50% of the payments the participant had been receiving. If the beneficiary is someone other than a spouse, such payments will be made for five years only. Preferential interest (interest considered under SEC rules to be at above-market rates) in the amount of $24,285 was credited to the 1985 Deferred Compensation Plan accounts of Messrs. Huntsinger, Rosser, Zapanta, and Mrs. Hanley, respectively, in 1997. The same amount was credited for Howard P. Allen who retired early as a Director of Edison International and SCE during 1997. All amounts payable under this plan are treated as unsecured obligations of SCE.

   Directors are eligible to defer up to 100% of their Board compensation, including any retainers, and any meeting fees under the Edison International Director Deferred Compensation Plan. A grantor trust has been adopted to fund the deferred compensation liability. Amounts may be deferred until a specified year, retirement, death or discontinuance of service as a Director. Compensation deferred until a specified year may be paid as a single lump sum or in 12 monthly payments. Compensation deferred until retirement or death may be paid as a single lump sum, in monthly installments of 60, 120, or 180 months, or in a combination of a partial lump sum and installments. Compensation deferred until discontinuance of service as a Director may be paid as a single lump sum or in three annual installments. Preferential interest (interest considered under the SEC rules to be at above-market rates) in the amounts of $3,522, $5,545, $1,134, $5,676, $5,570, $1,512, $208, $2,502, $352, and
$596 was credited to the Edison International Deferred Compensation Plan accounts of Messrs. Allen, Huntsinger, Olson, Rosser, Shannon, Smith, Sutton, Watkins, Zapanta and Mrs. Hanley, respectively, in 1997. All amounts payable under these plans are treated as unsecured obligations of Edison International.

   Mr. Christopher was re-elected as a Director of Edison International and SCE in 1997 following distinguished service as Secretary of State of the United States. He was granted 500 shares of Edison International Common Stock upon his initial election. Assuming Mr. Christopher continues to be nominated and elected by the shareholders to serve on the respective Boards of Edison International and SCE, Director age restrictions have been waived until April 2002. Retirement and deferred compensation benefit payments attributable to his prior

<PAGE 24
service as a Director will continue to be paid. Any additional benefits accruing during his current term as a Director will be payable to Mr. Christopher in accordance with the terms of the plans in effect at the time of his subsequent retirement.

   In consideration of Mr. Allen's agreement to remain available to the companies for advice and consultation for a period of four years following his retirement, a $40,000 fee was credited to his account under the Edison International Director Deferred Compensation Plan. Benefit payments from this and other nonqualified plans in which Mr. Allen is a participant will commence in 1998.

Meetings and Attendance

   During 1997, the Edison International and SCE Audit Committees met four times each, the Finance Committees met three times each, the Compensation and Executive Personnel Committees met three times each, the Nominating Committees met two times each and the Edison International Executive Committee met once. The Edison International Board and the SCE Board each met eight times during 1997.

   During 1997, all Directors attended 80% or more of the aggregate total meetings of the Edison International and SCE Boards (held during the period for which each person had been a Director) and Committees on which they served (during the periods that each person served), with the exception of Mr. Nogales who attended 71% of the aggregate total meetings.

EDISON INTERNATIONAL SHAREHOLDERS ONLY
ITEM NO. 2 -- ADOPTION OF EDISON INTERNATIONAL EQUITY COMPENSATION PLAN

   The Edison International Board of Directors has adopted, subject to Edison International shareholder approval, the Edison International Equity Compensation Plan (the "Plan"). The Plan is intended to promote the interests of Edison International and its shareholders, to improve the long-term financial performance of Edison International and its affiliates, and to attract, retain and motivate qualified Directors and employees for Edison International and its affiliates by providing them with competitive equity-based financial incentives that link their interests with the interests of Edison International shareholders.

   If approved by the shareholders, the Plan will replace the Long-Term Incentive Compensation Program (the "Prior Program") which was adopted by the shareholders in 1992 and consists of (1) the Officer Long-Term Incentive Compensation Plan, (2) the Management Long-Term Incentive Compensation Plan, and (3) the Director Incentive Compensation Plan. No new awards will be made under the Prior Program after approval of the Plan by shareholders; however, it will remain in effect as long as any awards remain outstanding under the Prior Program. Among other features discussed below, the Plan authorizes issuance of additional shares, addresses Code
Section 162(m) requirements, and adds stock options as a means of compensating Directors. In contrast to the Prior Program, various forms of awards including restricted stock have been eliminated and repricing nonqualified stock options has been prohibited.

   A summary of the essential features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan which is included as Appendix A hereto.

General

   The Plan authorizes the granting of awards ("Awards") to Executive Officers and key management employees of Edison International and its affiliates in the following forms: (i) options to purchase shares of Edison International Common Stock, which may be in the form of statutory or nonqualified stock options, (ii) stock appreciation rights,
(iii) performance awards, (iv) dividend equivalents, and (v) stock payments. Restricted stock may not be awarded under the Plan. The Edison International CEP Committee has used nonqualified stock options and affiliate options (a form of performance award) to compensate Executive Officers and key management employees in recent years. The Plan also authorizes awards to non-employee Directors of stock grants or nonqualified stock options. The optional forms of Awards are more fully described below. By providing equity-related compensation, the Board believes that the participants will have a strong incentive to emphasize shareholder value.

   Individuals eligible to participate in the Plan include Directors and employees of Edison International and its affiliates. Subject to selection as a participant as described below, approximately 14 Directors, 19 Executive Officers and 635 key management employees were eligible to participate in the Plan as of February 18, 1998. Subject to approval of the Plan by the shareholders, 1998 Awards have been authorized for 14 Directors contingent upon their election by the shareholders, 19 Executive Officers, and 112 key management employees. Additional 1998 key management employee Awards are currently in the planning stages.

Administration

   The Plan Administrator is the Edison International CEP Committee (excluding any member who would not be considered (i) an "outside director" for purposes of Section 162(m) of the Code and the regulations thereunder or (ii) a "non-employee director" within the meaning of Rule 16b-3(b)(3) of the Exchange Act). The Edison International CEP Committee has full authority, consistent with the Plan, to select who will receive Awards, determine the types of Awards to be granted and the times of grant, determine the number of shares to be covered by any Award, determine the terms and conditions of any Award, adopt, amend and rescind rules and regulations for the administration of the Plan, interpret the Plan, and decide any questions and settle all controversies and disputes which may arise in connection with the Plan. Notwithstanding the foregoing, the Edison International Board administers the Plan with respect to any Awards made to Directors, and each participating company will select recipients of Awards made to its own key management employees other than Edison International Executive Officers.

Shares Available for Issuance

   For the Prior Program, there were 95,755 shares remaining available for issuance under the Officer Long-Term Incentive Compensation Plan, 745,443 shares remaining available under the Management Long-Term Incentive Compensation Plan, and 171,200 shares remaining available under the Director Incentive Compensation Plan as of December 31, 1997. To meet the requirements of the new Plan, the Edison International Board of Directors has authorized the annual issuance of shares equal to one percent of the issued and outstanding shares of Edison International Common Stock as of December 31 of the prior year. This authorization is cumulative so that to the extent shares are not needed to meet Plan requirements in any year, the excess authorized shares will carry over to subsequent years until Plan termination. One percent of the issued and outstanding Edison International Common Stock on December 31, 1997, was 3,757,644 shares.
The closing price of a share of Edison International Common Stock on the New York Stock Exchange for February 25, 1998, was $27-5/16. The share requirements of the Plan may be met through authorized and unissued shares of Edison International Common Stock, or previously issued shares reacquired for purposes of the Plan including shares purchased on the open market.

Maximum Individual Awards

   Except as otherwise described in "Amendment and Plan Term" below, Awards of stock options to an individual employee during any calendar year may not exceed 500,000 shares of Edison International Common Stock. Stock grants to a Director during any calendar year may not exceed 2,500 shares of "Edison International Common Stock, and nonqualified stock option Awards to a Director during any calendar year may not exceed 12,500 shares.

Optional Forms of Awards

   Statutory Stock Options provide the right to purchase Edison International Common Stock at a specified price and must meet the requirements of Section 422 of the Code. They may only be granted within 10 years of the adoption date of the Plan and may not have a term that is greater than 10 years. Statutory stock options may not be granted at less than the fair market value of the stock subject to the option on the date of grant. Under current law, the fair market value on the date of grant of the shares subject to statutory stock options granted to any one participant that are exercisable in any one year generally may not exceed $100,000.

   Nonqualified Stock Options provide the right to purchase Edison International Common Stock at a price that is no less than the fair market value of the stock on the date of grant subject to such other terms and conditions as may be specified by the Edison International CEP Committee or Board.

   Stock Appreciation Rights may be granted in connection with stock options or separately. If SARs are granted in connection with options, the options may be either nonqualified stock options or statutory stock options. SARs granted in connection with stock options will provide for payments to the holder based upon increases in the price of Edison International Common Stock over the exercise price of the related option. The Award will provide that the holder may exercise the SARs and/or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in connection with options may not extend beyond the term of the related option. SARs will be transferable only to the extent that the related option is transferable.

   Performance Awards are Awards linked to performance measures established in the discretion of the Edison International CEP Committee at the time of grant. The affiliate Awards shown in the table below entitled "New Plan Benefits" are types of performance awards under the Plan. The value that will be paid to the participant will depend on the extent to which the established performance measures are met or exceeded. Performance awards are payable in cash unless the Edison International CEP Committee determines otherwise at the time of grant.

   Dividend Equivalents entitle the participant to receive payments equal to dividends that would be paid with respect to all or a portion of a specified number of shares of Common Stock and may be awarded separately or in connection with other Awards such as options or SARs. Dividend equivalents are paid in accordance with the terms and conditions established at the time of the Award by the Edison International CEP Committee.

   Stock Grants entitle the participant to receive a specified amount of Edison International Common Stock on the grant date subject to such terms and conditions established by the Board of Directors of Edison International at the time the Award is made. Stock grants may also be awarded in the form of stock units with payment deferred until retirement or as otherwise specified by the Board of Directors of Edison International. Stock grants may only be awarded to non-employee Directors.

   Stock Payments are Awards of Edison International Common Stock for all or any portion of the compensation (other than base salary) that would otherwise become payable to a participant in cash.

Amendment and Plan Term

   The Edison International Board has the power to prospectively amend, suspend or terminate the Plan at any time it determines it is in the best interest of Edison International. Except for appropriate adjustments in the event of a reorganization, stock split, stock dividend or other transaction resulting in proportional adjustment of outstanding Edison International Common Stock, no amendment will, without the approval of the shareholders, increase the number of securities which may be issued under the Plan, increase the maximum individual Award, or extend the term of the Plan. The administrator may amend the terms and conditions of any Award or cancel an Award as it deems advisable with the consent of the holder. Repricing nonqualified stock options is not permitted. No additional Awards will be made under the Plan after December 31, 2007.

Other Terms and Conditions

   The administrator shall provide in the terms and conditions of the Award at the time of grant the extent to which termination of employment, or termination of service as a Director, will shorten the period for exercising the Award. The provisions in the 1998 Awards relating to the effect of termination of employment are consistent with the CEP Committee's practice in recent years which is described in footnote (4) to the table above entitled "Option/SAR Grants in 1997." The administrator has discretion to vary such provisions by agreement on a case-by-case basis as it deems appropriate and in the best interest of Edison International except that it may not extend the exercise period beyond the original term of the Award.

   The Edison International CEP Committee has discretion to provide for vesting of Awards upon a sale, merger or other form of reorganization where Edison International is not the surviving corporation unless it determines adequate provision for assumption of the Plan by the surviving corporation is incorporated into the transaction.

Under certain circumstances, the Plan and any Award thereunder may not be terminated and Awards must remain exercisable for at least a two-year period following the reorganization.

   The Plan permits granting Awards that are transferable by the participant during his or her lifetime to the participant's spouse, children or grandchildren, or to a trust or other vehicle established for their benefit. Statutory stock options may be transferred only if permitted at that time under the Code. In addition, notwithstanding the term of an Award, the CEP Committee may approve delayed payment or delivery of cash or shares otherwise payable to a participant under the Plan.

New Plan Benefits Table

   The future benefits or amounts that would be received under the Plan are discretionary and are therefore not determinable at this time. The following table presents certain information regarding 1998 Awards authorized subject to shareholder approval of the Plan. Additional non-Executive Officer employee awards that may be made during 1998 are indeterminable at this time.

                          NEW PLAN BENEFITS
                        EDISON INTERNATIONAL
                      EQUITY COMPENSATION PLAN

                              Nonqualified Stock Options(1)        Stock Grants                Affiliate Awards(1)
------------------------------------------------------------------------------------------------------------------
                                Dollar            Number          Dollar      Number        Dollar        Number
                              Value ($)        of Units (#)      Value ($)   of Units (#)   Value($)   of Units (#)
-------------------------------------------------------------------------------------------------------------------
John E. Bryson, Chairman          -              160,000              -            -             0         0
of the Board and CEO of
Edison International and SCE

Stephen E. Frank,                -                69,600             -             -             0         0
President and Chief
Operating Officer of SCE

Bryant C. Danner, Executive      -                44,700             -             -             0         0
Vice President and General
Counsel of Edison International
and SCE

Edward R. Muller,                -                13,300             -             -          259,150      (2)
President and CEO of
Edison Mission Energy

Alan J. Fohrer, Executive Vice   -                44,700             -             -             0         0
President and Chief Financial
Officer of Edison International
and SCE

Thomas R. McDaniel,              -                 9,300             -             -          181,050      (2)
President and CEO of
Edison Capital

Harold B. Ray,                   -                43,700             -             -             0         0
Executive Vice President
of SCE

Executive Officers              -                642,600(3)          -             -          850,000(3)   (2)

Non-Executive                   -                      0            (4)     11,200(4)            -          -
Officer Directors

Non-Executive                   -                600,200             -             -        1,913,320      (2)
Officer Employees

(1) The terms and conditions of the 1998 Edison International nonqualified stock options and affiliate awards are similar to those described in footnotes to the table above entitled "Option/SAR Grants in 1997" except as

<PAGE 28>
      follows: (i) the exercise price of the 1998 Edison International options is $27.25, (ii) the options and affiliate awards will vest 25% per year over a four-year period and will expire on January 2, 2008, and (iii) a new form of affiliate award was approved for Edison Enterprises (another indirect, nonutility subsidiary of Edison International). The Edison Enterprises awards are based on annual cash value added at Edison Enterprises which will be converted to Edison International stock units following a one-year performance period. These stock units will accrue dividend equivalents and, once vested, will be payable in cash at the election of the holder. No consideration was received by Edison International or the Subsidiaries for the granting of these Awards.

(2) The indicated value will be translated into Edison Mission Energy, Edison Capital or Edison Enterprises performance awards which are linked to each affiliate's financial performance. The number of units is indeterminable until affiliate valuations are completed later in 1998.

(3) Executive Officers include the Named Officers. Therefore, the amounts shown include the amounts shown for each of the Named Officers.

(4) An Award of 500 shares of Edison International Common Stock and 300 deferred stock units has been authorized for each non-employee Director elected or re-elected to the Board of Directors of Edison International or SCE in 1998. Upon such election, the 500 share stock grant will be made to each Director and the 300 stock units will be credited to his or her deferred compensation plan account. The stock units are based on Edison International Common Stock and were awarded in connection with discontinuing additional benefit accruals under the Director retirement plans. Each stock unit is equal to one share of Edison International Common Stock. Stock units will accrue dividends that will be converted into additional stock units. No distributions of the deferred stock units will be permitted prior to retirement from the Board, at which time they will be payable in a cash lump sum unless the Board of Directors has previously approved a Director's request to receive distribution in the form of installment payments over 5, 10, or 15 years. Resignation prior to retirement will result in a lump sum payment. The value of the shares and the stock units is indeterminable at this time and will depend on the value of Edison International Common Stock on the date the participant is elected or re-elected as a Director.

Certain Federal Income Tax Effects

   Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the employer or the participant upon the grant of a nonqualified stock option. However, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the Edison International Common Stock acquired upon the exercise of the nonqualified stock option over the exercise price, and the employer will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Edison International Common Stock will constitute short- or long-term capital gain, depending on the participant's holding period.

   Statutory Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the employer or the participant upon the grant of a statutory stock option or the exercise thereof by the participant. If the participant holds the shares of Edison International Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Edison International Common Stock by exercising the option (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Edison International Common Stock will constitute a long- or short-term capital gain or loss depending on the participant's holding period after exercise, and the employer will not be entitled to a federal income tax deduction. If the shares of Edison International Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Edison International Common Stock purchased at the time of exercise over the aggregate option price, and the employer will be entitled to a federal income tax deduction equal to such amount.

   Stock Appreciation Rights. Under present federal income tax regulations, a participant receiving a stock appreciation right will not recognize income, and the employer will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any

<PAGE 29>
shares of Edison International Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the employer.

   Performance Awards. Under present federal income tax regulations, a participant receiving a Performance Award will not recognize income and the employer will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of a Performance Award, the amount of cash and the fair market value of any shares of Edison International Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the employer.

   Dividend Equivalents. Under present federal income tax regulations, a participant receiving a Dividend Equivalent will not recognize income and the employer will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of Dividend Equivalents, the amount of cash or the fair market value of any shares of Edison International Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the employer.

   Stock Grants. Under present federal income tax regulations, when a participant receives a Stock Grant in the form of actual shares, the fair market value of the Edison International Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the employer. A participant receiving a Stock Grant in the form of a stock unit with payment deferred until a later date will not recognize income and the employer will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of the stock unit, the amount of cash and the fair market value of any shares of Edison International Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the employer.

   Stock Payments. Under present federal income tax regulations, when compensation that would have been paid in cash is paid in Edison International Common Stock, the fair market value of the Edison International Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the employer.

Recommendation of Your Board of Directors "FOR" this Proposal.

   The Edison International Board of Directors believes the Plan will promote the interests of Edison International and its shareholders and will enable Edison International and its affiliates to attract and retain qualified Directors, executives and employees through compensation linked to the long-term success of the companies. To approve the Plan, (i) a majority of the Edison International votes cast must be affirmative, and
(ii) the affirmative votes cast must equal at least a majority of the required quorum. For the purpose of determining the presence or absence of a quorum for this proposal only, abstentions will be counted as votes cast and broker nonvotes will not be counted. Under (i) above, votes for or against the Plan and abstentions will count as votes cast; broker nonvotes will have no effect on the vote and abstentions will have the effect of a vote cast against this proposal. Under (ii), abstentions and broker nonvotes will have the effect of a vote cast against this proposal. Proxies solicited by the Board of Directors will be voted "FOR" the proposal unless shareholders specify otherwise in their proxies or by telephone.

   The Edison International Board of Directors has adopted the Edison International Equity Compensation Plan and recommends that Edison
International Shareholders vote "FOR" the proposal to adopt the Plan.

Stock Ownership of Certain Shareholders

   The following table presents certain information regarding shareholders who are known to Edison International or SCE to be beneficial owners of more than 5% of any class of Edison International's or SCE's voting securities as of December 31, 1997:

                                                                       Amount and
                                                                        Nature of
                                                                       Beneficial              Percent
Class of Stock          Name and Address of Shareholder               Ownership(1)           of Class
---------------------------------------------------------------------------------------------------------
SCE Common Stock            Edison International                     434,888,104(2)             100%
                            2244 Walnut Grove Avenue
                            Rosemead, California 91770

Edison International
Common Stock                Wells Fargo Bank, N.A.                    31,392,352(3)            8.23%
                            633 W. Fifth Street
                            Los Angeles, California 90017

-------------
(1)  Unless otherwise indicated, shares are held in shareholder's name.

(2) In the formation of a holding company, Edison International became the holder of all issued and outstanding shares of SCE Common Stock on July 1, 1988.

(3) The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. Wells Fargo Bank acts as Trustee for the SSPP. Of the total number of shares shown, 29,983,003 shares of the class, or 7.98%, is held as the SSPP Trustee. SSPP Plan shares are voted in accordance with instructions given by participants, whether vested or not. SSPP shares for which instructions are not received may be voted by the Trustee in its discretion.

                   INDEPENDENT PUBLIC ACCOUNTANTS

   The Edison International and SCE Boards of Directors have appointed Arthur Andersen LLP as independent public accountants to conduct the annual examination of the financial statements of Edison International and SCE for the year ending December 31, 1998. Arthur Andersen LLP is an international public accounting firm which provides leadership in public utility accounting matters.

   Representatives of Arthur Andersen LLP are expected to be present at the annual meetings, where they will have the opportunity to make a statement if they so desire and respond to appropriate questions.

           SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETINGS

   Under the Edison International and SCE Bylaws, shareholders intending to bring any business before an Annual Meeting of Shareholders of either Edison International or SCE, including nominations of persons for election as Directors, must give written notice to the Secretary of Edison International or SCE, as the case may be, of the business to be presented. The notice must be received at the Edison International or SCE offices within the periods and must be accompanied by the information and documents specified in their respective bylaws. A copy of the bylaws may be obtained by writing to the Secretary of Edison International or SCE.

   Assuming that the 1999 Annual Meetings of Shareholders are held on April 15, 1999, as currently specified by the bylaws, the period for the receipt by either company of written notice of business to be brought by shareholders before the 1999 Annual Meetings of Shareholders will commence on December 16, 1998, and end on February 14, 1999.

   Shareholder proposals intended to be included in Edison International's or SCE's respective proxy statement and forms of proxy relating to the 1999 annual meetings must be received by Edison International or SCE, as the case may be, no later than November 9, 1998, under the SEC's shareholder proposal rule.

Availability of Form 10-K

   The Edison International and SCE Annual Reports on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the fiscal year ended December 31, 1997, will be furnished without charge to shareholders upon written request. This report is expected to be available for distribution after March 30, 1998. A copy may be requested by writing to the Law Department, Attn: Corporate Governance, Edison International (or Southern California Edison Company, as the case may be), 2244 Walnut Grove Avenue, P.O. Box 350, Rosemead, California 91770.

OTHER MATTERS

   If any matters not referred to in the proxy properly come before the meeting, including shareholder proposals which have been excluded pursuant to Rule 14a-8 under the Exchange Act, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment. Discretionary authority to do so is included in the proxy.

   The Edison International and SCE Boards of Directors were not aware at a reasonable time before solicitation of proxies began of any other matters that would be presented for action at the meeting.

Dated March 9, 1998.
                    For the Boards of Directors,

                    BEVERLY P. RYDER
                    BEVERLY P. RYDER, Secretary
                    Edison International and
                    Southern California Edison Company

                                     APPENDIX A


                               EDISON INTERNATIONAL

                             EQUITY COMPENSATION PLAN

                            Effective January 1, 1998

WHEREAS, the Officer and Management Long-Term Incentive Compensation Plans and the Director Incentive Compensation Plan were approved by the shareholders of SCEcorp on April 16, 1992 and were subsequently amended and restated as Edison International plans; and

WHEREAS, it is deemed desirable and appropriate to replace those plans with a new plan called the Edison International Equity Compensation Plan ("Plan") and to authorize the issuance of additional shares of Common Stock under the Plan;

NOW, THEREFORE, the Plan is established effective January 1, 1998 subject to approval by the shareholders of Edison International, to be solicited at the annual meeting of the shareholders to be held on April 16, 1998, or at any adjournment thereof within twelve months following the date of the Plan's adoption by the Board of Directors, and subject to the following terms and conditions:

1.  GENERAL

1.1  Purpose.
The purpose of the Plan is to improve the long-term financial and operational performance of Edison International and its affiliates by providing eligible Participants a financial incentive which reinforces and recognizes long-term corporate, organizational and individual performance and accomplishments. The Plan is further intended to promote the interests of Edison International and its shareholders by attracting and retaining qualified officers, employees and directors and aligning their interests with those of the other shareholders by encouraging Participants to acquire Common Stock or otherwise increase their proprietary interest in Edison International.

1.2  Participation.
The Administrator has authority, in its sole discretion, to determine and designate from time-to-time from among the Eligible Persons, those who are to be granted Plan Awards and thereby become Participants in the Plan.

1.3  Operation, Administration and Definitions.
The operation and administration of the Plan, and the Plan Awards are subject to the provisions of Article 3. Capitalized terms in the Plan are defined in Article 4.

2.  PLAN AWARDS

2.1  General.
The Administrator may grant any Plan Award except as otherwise provided in this Article 2 to eligible Executive Officers and Key Management Employees. The Administrator may grant only Nonqualified Stock Options or Stock Grants to Directors. Awards may be granted as alternatives or replacements of awards outstanding under any other plan or arrangement of another business or entity, all or a portion of which is acquired by an EIX Company. Each Plan Award will be evidenced by a written instrument specifying the date of grant and may include or incorporate by reference any additional terms and conditions consistent with the Plan as determined in the discretion of the Administrator. The Administrator may grant any Plan Award permitted under the Plan which is otherwise payable in Common Stock in the form of a cash equivalent award.

PAGE A-1

2.2  Nonqualified Stock Options.
The grant of a Nonqualified Stock Option entitles the Participant to purchase shares of Common Stock at an exercise price established by the Administrator. Nonqualified Stock Options awarded pursuant to the Plan are subject to the following terms and conditions:

(a) The exercise price of each Nonqualified Stock Option will be determined by a method established by the Administrator at the time of the grant, except that the exercise price may not be less than one hundred percent of the Fair Market Value of the Common Stock as of the Pricing Date.

(b) Upon the exercise of a Nonqualified Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to Edison International. Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(c) No fractional shares will be issued pursuant to the exercise of a Nonqualified Stock Option. Cash payments will be made in lieu of fractional shares.

2.3  Statutory Stock Options.
The grant of a Statutory Stock Option entitles the Participant to purchase shares of Common Stock at an exercise price established by the Administrator. Statutory Stock Options awarded pursuant to the Plan will be subject to the following terms and conditions:

(a) The purchase price of each share of Common Stock under a Statutory Stock Option will be at least equal to the Fair Market Value of a share of the Common Stock on the date of grant; provided, however, that if a Participant, at the time a Statutory Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of Edison International (as defined in Section 424(d) or (e) of the Code), then the exercise price of each share of Common Stock subject to such Statutory Stock Option will be at least one hundred and ten percent of the Fair Market Value of such share of Common Stock on the date of grant.

(b) No Statutory Stock Option may be awarded more than ten years after this Plan is adopted, nor may it be exercised more than ten years from the date of the grant. Each Statutory Stock Option granted under this Plan will also be subject to earlier termination as provided in this Plan.

(c) Upon the exercise of a Statutory Stock Option, the purchase price will be payable in full in cash and/or its equivalent, such as Common Stock, acceptable to Edison International. Any shares so assigned and delivered to Edison International in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date.

(d) The Fair Market Value (determined at the time the Statutory Stock Option is granted) of the shares of Common Stock for which any Participant may be granted Statutory Stock Options that are first exercisable during any one calendar year (including Statutory Stock Options under all plans of Edison International) will not in the aggregate exceed $100,000. To the extent that the aggregate Fair Market Value of such shares exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

(e) No fractional share will be issued pursuant to the exercise of a Statutory Stock Option. Cash payments will be made in lieu of fractional shares.

2.4  Stock Appreciation Rights.
The grant of a Stock Appreciation Right entitles the Participant to receive in cash or stock, the value equal to all or a portion of the appreciation in value of Common Stock determined pursuant to Subsection 2.4(d). Stock Appreciation Rights awarded pursuant to the Plan will be subject to the following terms and conditions:

(a) A Stock Appreciation Right may be granted:
    (i)  at any time if unrelated to an Option;
    (ii) either at the time of grant, or at any time thereafter during the option term if related to a Nonqualified Stock Option;
    (iii)only at the time of grant if related to a Statutory Stock
         Option.

PAGE A-2

(b) A Stock Appreciation Right granted in connection with an Option will entitle the Holder of the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, to receive payment of an amount computed pursuant to Subsection 2.4(d). Such Option will, to the extent surrendered, then cease to be exercisable.

(c) Subject to Subsection 2.4(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(d) Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying:
    (i) The difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by
    (ii) The number of shares to which such Stock Appreciation Right has been exercised.

(e) The Administrator may grant Stock Appreciation Rights unrelated to Options. Subsection 2.4(d) will be used to determine the amount payable at exercise of such Stock Appreciation Rights if Fair Market Value is used, except that Fair Market Value will not be used if the Administrator specified in the award that book value or another measure as deemed appropriate by the Administrator was to be used.
    In applying the formula in Subsection 2.4(d), the initial share value specified in the Stock Appreciation Right award will be used in lieu of the price "specified in the related Option."

(f) Payment of the amount determined under Subsection 2.4(d) or (e) may be made solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, at the sole discretion of the Administrator, solely in cash or in a combination of cash and shares as the Administrator deems advisable. If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, no fractional share will be issued. Payment for the fractional share will be made in cash only.

(g) The Administrator may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3, as applicable (or any other comparable provisions in effect at the time or times in question). Without limiting the generality of the foregoing, the Administrator may determine that a Stock Appreciation Right may be exercised only during the period beginning on the third business day and ending on the twelfth business day following the publication of Edison International's quarterly and annual summarized financial data.

2.5  Performance Awards.
The grant of a Performance Award entitles the Participant to receive in cash an amount determined by formula established by the Administrator over a specified term. Performance Awards may be based on Common Stock performance over a period determined in advance by the Administrator or may be based on any other measures as determined appropriate by the Administrator, including the performance of hypothetical equity-related measures of any EIX Company. Payment will be in cash unless replaced by a Stock Payment in full or in part as determined by the Administrator.

2.6  Dividend Equivalents.
The grant of Dividend Equivalents entitles the Participant to receive cash or stock based on the dividends declared on the Common Stock on record dates during the period between the date a Plan Award is granted and the date such Plan Award is exercised or paid. Dividend Equivalents may be awarded separately or in connection with Plan Awards, whether payable in cash or Common Stock. Subject to Sections 3.3 and 3.4, such Dividend Equivalents will be converted to cash or additional shares by such formula and at such time as may be determined by the Administrator.

PAGE A-3

2.7  Stock Grants.
The award of a Stock Grant entitles the Participant to receive a specified amount of Common Stock on the grant date. Stock Grants may be awarded pursuant to the Plan to non-employee Directors only subject to the terms and conditions established at the time of the award. Stock Grants may also be awarded in the form of stock units with payment in cash delayed until retirement or as otherwise provided at the time of grant.

2.8  Stock Payments.
The Administrator may approve Stock Payments of Common Stock to Eligible Persons for all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash. Notwithstanding anything to the contrary contained in this Plan, if the written instrument evidencing any Plan Award states that the Plan Award will be paid in cash, the Administrator may not make a Stock Payment in lieu thereof, and the Plan Award will be redeemable or exercisable by the Holder only for cash.

                  3.  OPERATION AND ADMINISTRATION

3.1 Effective Date of Plan and Duration.
This Plan will become effective on January 1, 1998, subject, however, to approval by the shareholders of Edison International at their next annual meeting or at any adjournment thereof, within twelve months following the date of its adoption by the Board of Directors. Unless the Plan is terminated earlier pursuant to Section 3.6, no Plan Awards will be made after December 31, 2007.

3.2  Administration.
(a) The Plan will be administered with respect to Executive Officers, Key Management Employees, or Directors as follows:

    (i) Executive Officers. The Administrator of the Plan for purposes of Plan Awards made to Executive Officers is the Committee. The Administrator has, and may exercise, such powers and authority of the Board as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan. The Administrator has sole authority in its discretion to determine the Executive Officers to whom, and the time or times at which, Plan Awards may be granted, the nature of the Plan Award, the number of shares of Common Stock or the amount of cash that makes up each Plan Award, the pricing and amount of any Plan Award, the objectives, goals and performance criteria (which need not be identical) utilized to measure the value of Plan Awards, the form of payment (cash or Common Stock or a combination thereof) upon the event or events giving rise to payment of a Plan Award, the vesting schedule of any Plan Award, the term of any Plan Award, and such other terms and conditions applicable to each individual Plan Award as the Administrator will determine. The Administrator may grant at any time additional Plan Awards to Participants who have previously received Plan Awards during the year. The purchase price or initial value of the Plan Awards may be established by the Administrator without regard to the existing Plan Awards or such other grants.
         Further, the Administrator may, with the consent of a Participant, amend the terms of any existing Plan Award previously granted to include or amend any provisions which could be incorporated in such a Plan Award at the time of such amendment except that repricing of Nonqualified Stock Options is not permitted.

         The Administrator has the sole authority to interpret the Plan, to determine the terms and provisions of the Plan Award agreements, and to make all determinations necessary or advisable for the administration of the Plan. The Administrator has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Administrator will be final, conclusive, and binding upon all parties. Any action of the Administrator with respect to the administration of the Plan will be taken pursuant to a majority vote or by the unanimous written consent of its members. The Administrator may delegate to one or more agents such nondiscretionary administrative duties as it may deem advisable.

    (ii) Key Management Employees. The Administrator of the Plan for purposes of Plan Awards made to Key Management Employees is the Committee which will administer the Plan and Plan Awards as provided in Paragraph 3.2(a)(i) except as provided in this Paragraph 3.2(a)(ii). The Committee will annually determine the type or types of Plan Awards, the total number of Plan Awards to be authorized under the Plan for the following year, the prices of Plan Awards (which may be any lawful consideration as

PAGE A-4
         determined by the Committee), any additional terms and conditions, and the form of the documentation to be utilized.
         The Committee will allocate a portion of the total number of Plan Awards to each EIX Company. Each EIX Company will then have the authority to determine to whom Plan Awards will be granted and the amount of the individual awards.

         Each EIX Company may grant Plan Awards to newly eligible individuals at any time during the year provided the total number of Plan Awards authorized by the Committee for that EIX Company for that year is not exceeded. With the consent of Edison International, additional Plan Awards may be granted to Participants who have previously received Plan Awards during the year. The purchase price or initial value of the Plan Awards may be established without regard to the existing Plan Awards or such other grants. Further, with the consent of Edison International and the Participant, each EIX Company may amend the terms of any existing Plan Award previously granted to include or amend any provisions which could have been incorporated in such a Plan Award at the time of such amendment except that repricing of Nonqualified Stock Options is not permitted.

    (iii)Directors. The Plan will be administered as provided under Paragraph 3.2(a)(i) with respect to any Plan Award made to a Director except that the Board will be substituted for any reference therein to the Committee. With respect to any reference throughout the Plan as to discretion exercised by the Committee, such discretion will be exercised by the Board with respect to Directors.

(b) No member of the Board or the Committee or agent or designee thereof will be liable for any action or determination made in good faith with respect to the Plan or any transaction arising under the Plan.

(c) Notwithstanding the provisions of Section 3.6 regarding the term of the Plan, all authority of the Board and the Committee with respect to Plan Awards hereunder, including (subject to share limits) the authority to amend outstanding Plan Awards, shall continue after the term of the Plan, so long as any Plan Award remains outstanding. The Administrator shall have the authority to permit a deferred payment in respect of Plan Awards under any deferred compensation plan of Edison International, consistent with Subsection 3.5(b). Any such settlement or deferral shall not be deemed a new award hereunder so long as all shares issuable in respect thereof do not exceed the aggregate number of shares subject to the Plan Award so paid thereby.

3.3  Aggregate and Maximum Awards Under Plan.
(a) Effective on the Approval Date, and subject to the provisions of Sections 3.3 and 3.4 of the Plan, the aggregate annual number of shares of Common Stock that may be issued or transferred pursuant to Plan Awards, and the total aggregate annual value of Plan Awards other than Dividend Equivalents which are payable in a form other than Common Stock, will not exceed one percent of the total issued and outstanding shares of Common Stock, as of December 31 of the next preceding year, cumulative from the Approval Date until the Plan termination date, or the fair market value of such shares as determined on the dates of grant of the Plan Awards. Any shares of Common Stock available that are not awarded during a calendar year, or portion thereof, will be available for grant in any subsequent year, or portion thereof. On an annual basis, as long as any Plan Awards are outstanding and have not been paid, Dividend Equivalents payable in cash will not exceed the annual dividend payable on the aggregate shares of Common Stock authorized under the Plan cumulative from the Approval Date.

(b) No Plan Award to an individual Participant, other than a Director, during any calendar year will exceed 500,000 shares of Common Stock or the value of such shares at the time of grant except that the maximum number of Statutory Stock Options will also not exceed the limitations set forth in Section 2.3. No Stock Grant to a Director during any calendar year will exceed 2,500 shares of Common Stock, and no Nonqualified Stock Option award to a Director during any calendar year will exceed 12,500 shares of Common Stock. The shares to be delivered under the Plan will be made available, at the discretion of Edison International, either from authorized but unissued shares of Common Stock or from shares purchased on the open market.

(c) If any Plan Award expires, is forfeited, is canceled, or otherwise terminates for any reason other than upon exercise or payment, the shares of Common Stock (provided the Participant receives no benefit of ownership) or equivalent value that could have been delivered will not be charged against the limitations provided above and may again be made subject to Plan Awards. However, shares subject to Stock Appreciation Rights settled

PAGE A-5
    in cash will not be charged against the share limitations provided above, but only against the fair market value limitation.

3.4  Adjustment Provisions.
(a) Subject to the provisions of this Section 3.4, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of Edison International, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 3 of the Plan, (ii) the maximum individual award, (iii) the number and kind of shares or other securities subject to the then outstanding Plan Awards, and (iv) the price for each share or other unit of any other securities subject to the then outstanding Plan Awards without change in the aggregate purchase price or value as to which Plan Awards remain exercisable or subject to restrictions.

(b) Despite the foregoing, upon dissolution or liquidation of Edison International, or upon a reorganization, merger, or consolidation of Edison International with one or more corporations as a result of which Edison International is not the surviving corporation, or upon the sale of all or substantially all the property of Edison International, all Options, Stock Appreciation Rights, and other Plan Awards then outstanding under the Plan will be fully vested and exercisable unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Plan Awards of new Options, Stock Appreciation Rights, or other Plan Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(c) Any adjustments pursuant to this Section 3.4 will be made by the Administrator, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

(d) Notwithstanding the foregoing, if a reorganization, merger, consolidation, or other corporate transaction is consummated following and related to the occurrence of a Distribution Date, as that term is defined in the Rights Agreement approved by the Edison International Board of Directors on November 20, 1996, as a result of which Edison International is not the surviving corporation, all Options, Stock Appreciation Rights, and other Plan Awards then outstanding under the Plan will fully vest. This Plan may not be terminated, nor may any Plan Award be cashed out, modified or terminated without the consent of the Holder, by Edison International or its successor in interest during the subsequent period necessary to allow Plan Awards to remain exercisable for at least two years following the close of the transaction, or where applicable, through the first exercise period occurring at least two years after the close of the transaction. During such subsequent period, valuation procedures and exercise periods will occur on a basis consistent with past practice.

3.5  General Provisions.
(a) With respect to any share of Common Stock issued or transferred under any provision of the Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Administrator may direct.

(b) Notwithstanding the term of a Plan Award, the Administrator may approve the delayed payment or delivery of any cash or shares of Common Stock which may become due under the Plan. Any such delayed payment or delivery must specifically be authorized by the Administrator in writing and shall be subject to any conditions, restrictions or requirements as the Administrator may determine.

    The Administrator may permit the deferral of any cash or Common Stock payable in respect of a Plan Award in the form of Stock Units which may earn Dividend Equivalents and other compensation in respect thereof, and the Committee may provide that such Stock Units and Dividend Equivalents shall eventually be paid in the form of shares of Common Stock (subject to share limits).

    In the event that the purchase price of an Option is paid in full in shares of Common Stock and the delivery of shares of Common Stock in excess of the option price is deferred, Stock Units may be credited in respect of

<PAGE A-6>
    such excess shares and may earn Dividend Equivalents or other compensation in respect thereof, and the number of shares of Common Stock issued in respect of the deferred shares may include the number of such deferred shares and the number of Stock Units credited as Dividend Equivalents (subject to share limits).

    In addition, during the term of the Plan, the Committee may grant Stock Units to selected employees as dividend equivalents under and as set forth in any Edison International option gain deferral program (the "Deferral Program") and may deliver shares of Common Stock in respect to such Stock Units pursuant to the selected employee's election under the Deferral Program.

(c) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Holder any right to continue in the employ of an EIX Company or affect the right of the EIX Company to terminate the employment of any Holder at any time with or without cause.

(d) No shares of Common Stock will be issued or transferred pursuant to a Plan Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issue of shares pursuant to the grant or exercise of a Plan Award, Edison International may require the Holder to take any reasonable action to meet such requirements.

(e) No Holder (individually or as a member of a group) and no beneficiary or other person claiming under or through such Holder will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Plan Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Holder.

(f) Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may delegate all or any portion of its responsibilities and powers to any one or more of its members or any other person or persons selected by it. Such delegation may be revoked by the Administrator at any time.

(g) Edison International may make such provisions as it deems appropriate to withhold any taxes which it determines it is required to withhold in connection with any Plan Award. Subject to this Subsection, however, and without in anyway limiting the generality of Section 2.4, the Administrator, in its sole discretion and subject to such rules as the Administrator may adopt, may permit Participants to elect (i) cash settlement of any Plan Award, or (ii) to apply a portion of the shares of Common Stock they are otherwise entitled to receive pursuant to a Plan Award, or shares of Common Stock already owned, to satisfy the tax withholding obligation arising from the receipt, vesting, or exercise of any Plan Award, as applicable.

(h) No Plan Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature, or otherwise transferable (meaning, without limitation, that such Plan Award or right is exercisable during the Holder's lifetime only by him/her or by his/her guardian or legal representative) except that, under such rules and regulations as Edison International may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to a Plan Award in the event of death of a Holder of such Plan Award, and Plan Awards may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the regulations promulgated thereunder. If such beneficiary is the executor or administrator of the estate of the Holder of such Plan Award, any rights with respect to such Plan Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Holder of such Plan Award, or, in the case of intestacy, under the laws relating to intestacy. Plan Awards transferred remain subject to all applicable terms, conditions and restrictions.

(i) Notwithstanding Subsection (h), the Administrator will have the authority, in its discretion, to grant (or to sanction by way of amendment of an existing grant) Plan Awards which may be transferred by the Participant during his/her lifetime to any member of his/her immediate family or to a trust, limited liability corporation, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his/her immediate family, in which case the written documentation containing the terms and conditions of such Plan Awards will so state. A transfer of a Plan Award pursuant to this Subsection may only be effected by the Administrator at the written request of a Participant and will become effective only when recorded in Edison International's record of outstanding Plan Awards. In the event a Plan Award is transferred as contemplated in this Subsection, such Plan Award may not be subsequently transferred by the

PAGE A-7
    transferee except by will or the laws of descent and distribution.
    In the event a Plan Award is transferred as contemplated in this Subsection, such Plan Award will continue to be governed by and subject to the terms, conditions and restrictions of the Plan and the relevant grant. A transfer of a Statutory Stock Option as such pursuant to this provision will only be permissible if and to the extent that Section 422 of the Code, as in effect from time to time, does not cause such Statutory Stock Option to be treated as a non-statutory stock option that does not meet the requirements of Section 422 of the Code. As used in this Subsection, "immediate family" will mean, with respect to any person, a spouse, child, stepchild or grandchild, and will include relationships arising from legal adoption.

(j) No fractional shares will be issued under the Plan. Only cash payments will be made in lieu of fractional shares.

(k) Each EIX Company will be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered for that EIX Company by the Participant. Any disputes related to liability of an EIX Company for cash payments will be resolved by the Committee.

(l) Future services shall not constitute payment or part payment for previously unissued shares of Common Stock to be paid as a Plan Award.

(m) Edison International may, in its discretion, repurchase shares received upon exercise of a Plan Award if requested by the Holder.

(n) This Plan will be governed by the laws of the State of California.

3.6  Amendment and Termination of the Plan.
(a) The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time if, in the sole judgment of the Board, such action is in the best interests of Edison International. No amendment will, without approval of the shareholders of Edison International, except as provided in Section 3.4 of the Plan, materially increase the number of securities which may be issued under the Plan, the maximum individual Plan Award, or the duration of the Plan.

(b) The Administrator may, with the consent of a Holder, make such modifications in the terms and conditions of any Plan Award as it deems advisable or cancel the Plan Award (with or without consideration). No amendment, suspension, or termination of the Plan will, without the consent of the Holder, alter, terminate, impair, or adversely affect any right or obligation under any Plan Award previously granted under the Plan.

3.7  Termination of Employment.
(a) The Administrator shall provide in the terms and conditions of any Plan Award at the time of grant the extent to which termination of employment, or termination of service as a Director, will shorten the period for exercising an Award.

(b) In the event a Holder of a Plan Award ceases to be an employee, the Holder must have been a Participant for the entire incentive or vesting period applicable to the Plan Award in order to be eligible for the full amount of any such Plan Award. Pro-rata awards may be distributed to Participants who are discharged or who terminate their employment for reasons other than incompetence, misconduct or fraud, or who retired or became disabled during the incentive period, or who were Participants for less than the full incentive period. A pro-rata award may be made to a Participant's designated beneficiary in the event of death of a Participant during an incentive period prior to an award being made.

(c) The Administrator may in its sole discretion determine, with respect to a Plan Award, that any Holder who is on a leave of absence for any reason will be considered as still in the employ of an EIX Company, provided that rights to such Plan Award during an unpaid leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.

(d) The Administrator may vary the requirements of this Section 3.7 in the terms and conditions of a Plan Award at the time of grant, or on a case-by-case basis thereafter, as it deems appropriate and in the best interests of Edison International. The Administrator may accelerate the vesting of all, or a portion of any Plan Award, and may extend the above-described exercise periods to as long as the term provided in the terms and conditions of the original Plan Award.

PAGE A-8

                           4. DEFINITIONS.

Whenever the following terms are used in this Plan, they will have the meanings specified below unless the context clearly indicates otherwise:

"Administrator" is the Committee or the Board as determined under Article
3.

"Approval Date" means April 16, 1998, or such later date on which shareholder approval of the Plan occurs.

"Board of Directors" or "Board" means the Board of Directors of Edison International.

"Code" means the Internal Revenue Code of 1986, as amended.

"Committee" means those Directors on the Compensation and Executive Personnel Committee of the Board who qualify as both "non-employee Directors" under Rule 16b-3 and "outside Directors" under Section 162(m) of the Code. The Board will ensure at least two members are qualified to administer the Plan at all times.

"Common Stock" means the common shares of Edison International.

"Director" means a non-employee member of the Board of Directors of an EIX Company.

"Dividend Equivalent" means the additional amount of cash or Common Stock as described in Section 2.6 of the Plan.

"EIX Company" means Edison International or the Edison International affiliate that the Participant serves as an employee or Director. For this purpose, an Edison International affiliate is any company during any period in which it is a "subsidiary company" as that term is defined in
Section 424(f) of the Code.

"Eligible Person: means Directors, Executive Officers, or Key Management Employees of an EIX Company.

"Executive Officer" means an executive officer of Edison International, as determined from time-to-time by Edison International pursuant to
Section 16 of the Securities Exchange Act of 1934, as amended, and may include one or more individuals who are officers of other EIX Companies.

"Fair Market Value" means the average of the highest and lowest sale prices for the Common Stock as reported in the western edition of THE WALL STREET JOURNAL for the New York Stock Exchange Composite Transactions for the date as of which such determination is made.

"Holder" means a person holding a Plan Award.

"Key Management Employee" means an officer or management employee of an EIX Company whose participation as such has been approved by the Committee or the EIX Company and who has not been determined to be an Executive Officer of Edison International pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

"Nonqualified Stock Option" means an option, other than a Statutory Stock Option, granted pursuant to Section 2.2 of the Plan.

"Option" means either a Nonqualified Stock Option or Statutory Stock
Option.

"Participant" is an Eligible Person who has been granted a Plan Award.

"Performance Award" means a Plan Award granted pursuant to Article 2.5 of the Plan.

"Plan" means the Equity Compensation Plan as set forth herein, which may be amended from time-to-time.

"Plan Award" means any award (including any award or crediting of Stock Units) which may be made under the Plan by the Administrator.

"Pricing Date" means the date the Plan Award is granted except that the Administrator may provide that the Pricing Date is the date the recipient is hired or promoted if the grant of the Plan Award occurs within 90 days of such event.

"Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

PAGE A-9

"Statutory Stock Option" means an option as defined under Section 422 of the Code granted pursuant to Section 2.3 of the Plan.

"Stock Appreciation Right" or "Right" means a right granted pursuant to
Section 2.4 of the Plan.

"Stock Grant" means an award made in shares of Common Stock or Stock Units pursuant to Section 2.7 of the Plan.

"Stock Payment" means a payment pursuant to Section 2.8 in shares of Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash.

"Stock Unit" means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment).


PAGE A-10

                                                          March 9, 1998

Securities and Exchange Commission
Washington, D.C., 20549

Re:  Edison Internatonal Supplemental Information

Ladies and Gentlemen:

     On behalf of Edison International, please be advised that pursuant to the instructions to Item 10 of Schedule 14A (Rule 14a-101) of the Proxy Rules, the Edison International Equity Compensation Plan ("Plan") to be acted upon at the Edison International annual meeting of shareholders on April 16, 1998 is filed concurrently herewith as an Appendix to the Edison International and Southern California Edison Company Joint Proxy Statement.

     The shares of Edison International Common Stock to be offered pursuant to the Plan will be registered under the Securities Act of 1933 ("Act") by Edison International by April 17, 1998. The options and rights will not be registered under the Act as these awards will be private transactions and we do not expect them to trade publicly.

     Please feel free to call me if you require any additional information.

                                       Very truly yours,


                                       MICHAEL D. McDONALD
                                       MICHAEL D. McDONALD
                                       Senior Attorney

(LOGO)
Edison International

Southern California Edison Company


Dear Shareholder:

You are invited to attend the annual meetings of shareholders of Edison International and Southern California Edison, being held concurrently:

      Thursday, April 16, 1998, at 10:00 a.m.
      (Continental Breakfast at 8:30 a.m.)
      Industry Hills Sheraton Resort and Conference Center
      One Industry Hills Parkway
      Industry, California

IF YOU ATTEND THE MEETINGS, PLEASE BRING THE ADMISSION TICKET THAT IS
ATTACHED TO THE PROXY CARD.   A shareholder that is a corporation,
partnership, association, or other organization or entity will be limited to three authorized representatives.

Whether or not you plan to attend the meetings, it is important that your shares are represented. PLEASE MARK AND SIGN THE PROXY CARD ENCLOSED, TEAR AT THE PERFORATION, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE (IF YOU ARE A REGISTERED SHAREHOLDER).

The management and directors of Edison International and Southern
California Edison thank you for your continued confidence. We hope you are able to join us in April to review the year and the outlook for our companies.

Sincerely,

Beverly P. Ryder
Beverly P. Ryder
Corporate Secretary


PAGE

EDISON INTERNATIONAL
PLEASE MARK VOTE IN THE SPACE PROVIDED BELOW USING DARK INK.




The Directors recommend a vote of "FOR" item 1.
                                                 Withhold
1. Election of Directors:                    For    For   For All
Nominees: 01-J.E.Bryson, 0-2 W.H.Chen,       All    All   Except
03-W.Christoper, 04-S.E.Frank,               / /    / /    / /
05-J.C. Hanley,06-C.F.Huntsinger,
07-C.D.Miller, 08-L.G.Nogales,
09-R.L.Olson, 10-J.M. Rosser,
11-E.L.Shannon, Jr., 12-R.H.Smith,
13-T.C.Sutton, 14-D.M.Tellep,
15-J.D.Watkins, 16-E.Zapanta

(Instruction: to withhold authority to vote for any
individual nominee, write such name or names in
the space provided below.)
________________________________________________

                                                        For  Against  Abstain
                                2. Adoption of Equity
                                   Compensation Plan.   / /    / /     / /

                               If you plan to attend the Annual Meeting,
                               please mark this box.   / /

                               Dated: ____________, 1998


                               Signature: _________________________________

                               Title:     _________________________________
                               Important:  Please sign exactly as name
                               appears on this proxy.  When signing as
                               attorney, executor, trustee, guardian,
                               corporate officer, etc., please indicate full title.

------------------------------------------------------------------------
                        Fold and Detach Here

Control Number
                   VOTE BY TELEPHONE
       Call Toll Free  on a Touch Tone Telephone
               1-888-266-6788 - ANYTIME

           There is NO CHARGE for this call

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card, and gives them discretion to vote on such other matters as may properly come before the meeting.

You will be asked to enter a Control Number which is located in the box on the left side of this form. If you enter your Control Number, but do not make a choice on any item, your shares will be voted FOR ITEM 1 AND ITEM 2.

OPTION NO. 1: To vote as the Board of Directors recommends on ALL items, Press 1.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION NO. 2: If you choose to vote on each item separately, press 0. You will hear these instructions:

  Item 1:    To vote FOR ALL nominees, press 1; to WITHHOLD
             FOR ALL nominees, press 9.

             To WITHHOLD FOR AN INDIVIDUAL nominee, press
             0 and listent o the instructions.

  Item 2:    To vote FOR  press 1; AGAINST, press 9;
             ABSTAIN, PRESS 0

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

               If you vote by telephone,
             DO NOT MAIL BACK YOUR PROXY.
                 THANK YOU FOR VOTING.

PAGE

EDISON INTERNATIONAL                                       PROXY
P.O. Box 350 Rosemead, CA 91770


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JOHN E. BRYSON and ALAN J. FOHRER are hereby appointed proxies of the undersigned with full power of substitution to vote all shares of stock the undersigned is entitled to vote at the annual meeting of shareholders of Edison International to be held at The Industry Hills Sheraton Resort and Conference Center, One Industry Hills Parkway, City of Industry, California, on April 16, 1998, at 10 a.m., or at any adjournment or postponement of the meeting, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting on the matters listed on the other side.

The shares will be voted as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2. In addition, the appointed proxies may vote in their discretion on such other matters as may properly come before the meeting.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE
            (Continued and to be signed on reverse side)
------------------------------------------------------------------------


                               Graphic containing location to
                                     meeting facility



ADMISSION TICKET

Edison International
Southern California Edison Company
Annual Meetings of
Shareholders
April 16, 1998, at 10 a.m.




The Industry Hills Sheraton Resort
and Conference Center
One Industry Hills Parkway
City of Industry, California

PAGE

EDISON INTERNATIONAL
PLEASE MARK VOTE IN THE SPACE PROVIDED BELOW USING DARK INK.




The Directors recommend a vote of "FOR" item 1.
                                                 Withhold
1. Election of Directors:                   For    For   For All
Nominees: 01-J.E.Bryson, 0-2 W.H.Chen,       All   All   Except
03-W.Christoper, 04-S.E.Frank,              / /    / /    / /
05-J.C. Hanley,06-C.F.Huntsinger,
07-C.D.Miller, 08-L.G.Nogales,
09-R.L.Olson, 10-J.M. Rosser, 11-E.L.Shannon,
12-R.H.Smith, 13-T.C.Sutton, 14-D.M.Tellep,
15-J.D.Watkins, 16-E.Zapanta

(Instruction: to withhold authority to vote for any
individual nominee, write such name or names in
the space provided below.)
________________________________________________

                                                   For  Against  Abstain
                         2. Adoption of Equity
                            Compensation Plan.     / /    / /     / /

                         Dated: ____________, 1998


                         Signature: _________________________________

                         Title:     _________________________________

                               Important:  Please sign exactly as name
                               appears on this proxy.  When signing as
                               attorney, executor, trustee, guardian,
                               corporate officer, etc., please indicate full title.

------------------------------------------------------------------------

Control No.                                        Edison International

                          VOTE BY TELEPHONE
              Call Toll Free On a Touch Tone Telephone
                      1-888-266-6790 - ANYTIME

                  THERE IS NO CHARGE FOR THIS CALL

Your telephone vote authorizes Wells Fargo Bank, the Trustee, to vote your shares in the same manner as if you marked, signed and returned your proxy card, and gives it discretion to vote on such other matters as may properly come before the meeting.

You will be asked to enter a Control Number which is located in the box on the left side of this form. If you enter your Control Number, but do not make a choice on any item, your shares will be voted FOR ITEM 1 AND 2.

OPTION #1:  To vote, as the Board of Directors recommends on ALL items:
Press 1.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2: If you choose to vote on each item separately, press 0. You will hear these instructions:

   Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9

              To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.

Item 2:       To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

         WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

                     If you vote by telephone,
                    DO NOT mail back your proxy.

                        THANK YOU FOR VOTING.

PAGE

(LOGO)                                                     PROXY
Edison International
P.O. Box 350, Rosemead, CA 91770

This Proxy is Solicited on Behalf of the Board of Directors

Wells Fargo Bank, N.A., Trustee
Stock Savings Plus Plan of Southern California Edison Company

Voting Instructions to the Trustee

Pursuant to the provisions of the Stock Savings Plus Plan for employees of Southern California Edison Company and participating affiliates, you are instructed to vote the shares of stock credited and conditionally credited to me in the Plan as of March 2, 1998, at the annual meeting of shareholders of Edison International to be held on April 16, 1998, or at any adjournment or postponement thereof, with all the powers and discretionary authority the undersigned would possess if personally present at the meeting, as indicated on this card. WHERE NO INDICATION IS SHOWN, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR ITEM 1 AND ITEM 2. In addition, you are instructed to vote in your discretion on such other matters as may properly come before the meeting.

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

            (Continued and to be signed on reverse side.)
------------------------------------------------------------------------

LOGO
EDISON INTERNATIONAL


TO ALL PARTICIPANTS IN THE STOCK SAVINGS PLUS PLAN:

As a stockholder in the Stock Savings Plus Plan, you are allowed to confidentially instruct the Trustee to vote your shares at the Edison International Annual Meeting of Shareholders on April 16, 1998. One vote is allowed for each share of stock credited and conditionally credited to your account through March 2, 1998.

Enclosed is a copy of Edison International's 1997 Annual Report and a Joint Proxy Statement which sets forth the business to be transacted at the annual meeting. Please mark, sign and date the proxy card above, tear at the perforation, and return it in the enclosed postage-paid envelope, or call at the toll-free number 1-888-266-6790 to vote by telephone.

The stock will be voted as directed provided the Trustee receives this card by 5:00 p.m. on April 14, 1998, or by telephone by 9:00 p.m. on April 15, 1998. In accordance with Plan provisions, all stock for which the Trustee has not received instructions by those times may be voted in its discretion.